EXHIBIT 4.23

APPENDIX II TO GUARANTEE COMMITMENT                                   DOCUMENT 4

           ---------------------------------------------------------


                                 TRUST INDENTURE


                 Relating to United States Government Guaranteed
                           Ship Financing Obligations



                                     Between



                             PETRODRILL FOUR LIMITED

                                                Shipowner



                                       AND


                   FMB TRUST COMPANY, NATIONAL ASSOCIATION


                                                Indenture Trustee




                            Dated as of April 9, 1999




           ---------------------------------------------------------

                                 TRUST INDENTURE


                                     Between


                             PETRODRILL FOUR LIMITED
                                                      Shipowner

                                       AND

                    FMB TRUST COMPANY, NATIONAL ASSOCIATION
                                                      Indenture Trustee

                            Dated as of April 9, 1999


          TABLE OF CONTENTS TO SPECIAL PROVISIONS OF THE INDENTURE 1/


                                                                           PAGE
Parties....................................................................  1
Recitals...................................................................  1

                                  ARTICLE FIRST

Incorporation of General Provisions........................................  2

                                 ARTICLE SECOND

The Obligations ...........................................................  3

                                  ARTICLE THIRD

Interest Rate Calculations.................................................  3


                                  ARTICLE FOUR

Certain Redemptions........................................................  4

------------------
1/ This Table of Contents is not a part of the Indenture and has no bearing upon the interpretation of any of its terms and provisions.

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                                  ARTICLE FIFTH

Definitions................................................................  6

                                  ARTICLE SIXTH

Additions, Deletions and Amendments to Exhibit 1...........................  6


Signatures................................................................. 23

Acknowledgements........................................................ 24-25


                           EXHIBITS TO TRUST INDENTURE


SCHEDULE A    Schedule of Definitions to Trust Indenture

EXHIBIT 1     General Provisions of the Indenture
                Incorporated by Reference

EXHIBIT 2     Form of Floating Rate Note

EXHIBIT 3     Form of Fixed Rate Note

EXHIBIT 4     Authorization Agreement

EXHIBIT 5     Form of Secretary Supplemental Indenture


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                                 TRUST INDENTURE

                               SPECIAL PROVISIONS


      THIS TRUST INDENTURE, is dated as of April 9, 1999 (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted hereunder, herein called the "Indenture"), is between (i) PETRODRILL FOUR LIMITED, a British Virgin Islands international business company (herein called the "Shipowner"), and (ii) FMB TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (said banking association, any successor or assign hereunder, herein called the "Indenture Trustee").

                                    RECITALS:

      A. As provided in Article Fifth hereof, the terms defined in Schedule A to this Indenture shall have the respective meanings stated in said Schedule;

      B. The Shipowner has duly executed this Indenture, and duly authorized the issuance hereunder of $149,625,000 principal amount of its Obligations pursuant to Section 2.03 of Exhibit 1 to this Indenture (herein together with any Obligations issued in respect thereof pursuant to Sections 2.09, 2.10, 2.12 and 3.10(b) of said Exhibit 1, called the "Obligations") designated "United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 4 Series;"

      C. The Obligations will be issued by the Shipowner to aid in the financing of the cost of construction of a self-propelled semi-submersible drilling rig to be named the AMETHYST 4 (the "Vessel");

      D. To aid in financing the construction of the Vessel, the Shipowner has entered into a credit agreement (the "Credit Agreement") with GOVCO INCORPORATED a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender'), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England (the "Facility Agent") and CITICORP NORTH AMERICA, INC., a Delaware corporation (the "Administrative Agent") providing for the delivery of no more than $149,625,000 principal amount of notes designated "United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 4 Series";

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      E. Under the Authorization Agreement in the form set forth as Exhibit 4 hereto, the Secretary, on behalf of the United States, has agreed and will agree to execute on the Obligations to be issued, a Guarantee of the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Obligation under the provisions of Title XI of the Act, and the Indenture Trustee is authorized to cause the Guarantees, bearing the facsimile signature of the Secretary, and the facsimile seal of the United States Department of Transportation, to be imprinted on the Obligations, and to authenticate and deliver the Obligations and the Guarantees issued on the Closing Date and from time to time thereafter, such agreements and authorizations being subject to the conditions set forth in the Authorization Agreement;

      F. Pursuant to Section 1104(b)(5) of the Act, the Secretary will determine that the interest to be borne by the Obligations (exclusive of charges for the guarantee fee and service charges, if any) is reasonable; and

      G. All actions necessary have been or will be taken in order (1) to make the Obligations, when executed by the Shipowner, authenticated by the Indenture Trustee and issued under the Indenture, the valid, binding and legal obligations of the Shipowner in accordance with their terms, (2) to make the Guarantees to be endorsed on the Obligations, when executed on behalf of the Secretary, authenticated by the Indenture Trustee and delivered under this Indenture, the valid, binding and legal obligations of the United States in accordance with their terms, and (3) to make this Indenture the valid, binding and legal agreement of the parties hereto in accordance with its terms.

      NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holder and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of the present and future Holder, the parties hereto agree as follows:

                                  ARTICLE FIRST

                       INCORPORATION OF GENERAL PROVISIONS

      This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, made a part of this Indenture and incorporated herein by reference. In the event of a conflict, the terms of the Special Provisions shall prevail.

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                                 ARTICLE SECOND

                                 THE OBLIGATIONS

      (a) The Obligations issued hereunder shall be designated "United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 4 Series," and shall be in the forms of Exhibits 2 and 3 to this Indenture; and, the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed $149,625,000 except as provided in Sections 2.09, 2.10, 2.12 and 3.10(b) of Exhibit 1 hereto.

      (b) The Obligations shall be in the denominations of $1,000 or any integral multiple thereof.

      (c) The Shipowner shall at all times cause to be maintained in the City of Baltimore, State of Maryland an office or agency for the purposes specified in
Section 5.03 of Exhibit 1 to this Indenture.

      (d) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of Baltimore, State of Maryland.

                                  ARTICLE THIRD

                           INTEREST RATE CALCULATIONS

      Upon the terms and subject to the conditions contained in the Obligations, and based on information received from the Facility Agent (but only in connection with the Floating Rate Note), the Indenture Trustee will calculate the Applicable Interest Rate on the Obligations in the manner and at the times provided in the Obligations and shall communicate the same to the Shipowner, the Secretary and any paying agent identified to it in writing as soon as practicable after each determination. The Indenture Trustee, based on information received from the Facility Agent (but only in connection with the Floating Rate Note), will, upon the request of the Holder of the Obligations, determine the Applicable Interest Rate then in effect with respect to the Obligations.

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                                 ARTICLE FOURTH

                               CERTAIN REDEMPTIONS

      (a) SCHEDULED MANDATORY REDEMPTION. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semi-annual redemption on February 15 and August 15 of each year, commencing February 15, 2001 of $6,234,000 of principal amount of Obligations, which amount represents approximately one twenty-fourth (1/24) of the Original Principal Amount of Obligations, plus interest accrued thereon to the Redemption Date. There shall be a final redemption of the remaining outstanding principal of the Floating Rate Note on the earlier of (i) August 15, 2002, or (ii) two (2) years after the Delivery Date, and a final redemption of the remaining outstanding principal of the Fixed Rate Notes on August 15, 2012.

      Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Obligations shall be reduced by reason of any redemption pursuant to Section 3.04 of Exhibit 1 to this Indenture, the principal amount of Obligations to be redeemed pursuant to this subsection (a) on each subsequent Redemption Date for such Obligations shall be reduced by an amount equal to the principal amount of such Obligations retired by reason of such redemption pursuant to Section 3.04 of Exhibit 1 hereto divided by the number of Redemption Dates (including the Stated Maturity of such Obligations) scheduled thereafter to August 15, 2002 in the case of the Floating Rate Note and August 15, 2012 in the case of Fixed Rate Note(s) (subject to such increase as shall be necessary so that the total principal amount of Obligations to be redeemed on any such Redemption Date shall be an integral multiple of $1,000); PROVIDED THAT, the entire unpaid principal amount of the Outstanding Obligations shall be paid not later than August 15, 2002 in the case of the Floating Rate Note and August 15, 2012 in the case of each Fixed Rate Note. The Shipowner shall, in accordance with Section 3.02(d) of Exhibit 1 hereto, promptly after each redemption pursuant to said Section 3.04, furnish to the Secretary, the Indenture Trustee and each Holder a revised table of scheduled repayments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption.

      (b) OPTIONAL REDEMPTION OF OBLIGATIONS WITHOUT PREMIUM. At its option, the Shipowner may without premium,

            (i) prepay on any Interest Payment Date the Floating Rate Note, in whole or in part, in a minimum principal amount of $10,000,000, at a

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     Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date, or

            (ii) redeem or prepay the Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds from the issuance of the Fixed Rate Notes.

      (c) OPTIONAL REDEMPTIONS OF OBLIGATIONS AT MAKE-WHOLE PREMIUM. At its option, the Shipowner may prepay on any Interest Payment Date the Fixed Rate Notes, in whole or in part, in a minimum principal amount of $10,000,000, at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date plus the Make-Whole Premium, if any. Prepayments shall be applied pro rata against each Fixed Rate Note and applied against the scheduled principal payments in the inverse order of scheduled maturity.

      (d) OPTIONAL REDEMPTIONS. If the Shipowner shall elect to make any such optional redemptions pursuant to this Article, the Shipowner shall, at least 40 days but not more than 60 days prior to the date fixed for redemption, deliver to the Indenture Trustee (1) a Request stating that the Shipowner intends to exercise its rights as above set forth to make such optional redemptions and specifying the Redemption Date and the principal amount which the Shipowner intends to redeem on such date, and (2) at least 35 days prior to the date fixed for redemption in the case of the Fixed Rate Notes, deliver to the Indenture Trustee an amount equal to the Make Whole Premium estimated by the Indenture Trustee, based on information received from the Holder or a calculation agent, to be paid on the Redemption Date. The Indenture Trustee, based on information received from the Holder or a calculation agent, shall give an estimate of the Make Whole Premium to the Shipowner within two (2) business days of the delivery of the Shipowner's Request. In the event the amount of the Make Whole Premium deposited by the Shipowner with the Indenture Trustee pursuant to this section (and interest, if any, accrued thereon, less any losses incurred on the investment thereof) is insufficient to pay the amount of the Make Whole Premium, the Shipowner shall pay the amount of the shortfall to the Indenture Trustee in immediately available funds upon one (1) day's notice. In the event the amount of the Make Whole Premium deposited by the Shipowner pursuant to this section (and interest, if any, accrued thereon, less any losses incurred on the investment thereof) exceeds the Make Whole Premium, the excess amount shall be refunded to the Shipowner by the Indenture Trustee in immediately available funds on the Redemption Date.

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                                  ARTICLE FIFTH

                                   DEFINITIONS

      For all purposes of this Indenture, unless otherwise expressly provided or unless the context otherwise requires:

                  (1) All references herein to Articles, Sections or other
            subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of this Indenture;

                  (2) The terms "hereof," "herein," "hereby," "hereto,"
            "hereunder" and "herewith" refer to this Indenture; and

                  (3) The terms used herein and defined in Schedule A to this
            Indenture shall have the respective meanings stated in said
            Schedule.


                                  ARTICLE SIXTH

               ADDITIONS, DELETIONS AND AMENDMENTS TO EXHIBIT 1

      The following additions, deletions and amendments are hereby made to
Exhibit 1 to this Indenture.

      (a) CONCERNING IMMEDIATELY AVAILABLE FUNDS. Notwithstanding any provision in Exhibit 1 to this Indenture to the contrary, all payments are to be made in immediately available funds.

      (b) CONCERNING MANDATORY SCHEDULED REDEMPTIONS. The terms "sinking fund payment" and "sinking fund redemption" in Exhibit 1 to this Indenture refer to the mandatory scheduled redemption.

      (c) CONCERNING SECTION 2.02. Section 2.02(c) is revised to read as follows:

      (c) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date for such payment; PROVIDED, HOWEVER, that interest shall accrue thereon for the period after said Interest Payment Date (whether or not such next succeeding Business Day occurs in a succeeding month).

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     (d) CONCERNING SECTION 2.04. Prior to the earlier of (i) August 15, 2002, or (ii) two (2) years from the Delivery Date, the Shipowner and the Indenture Trustee may enter into a Supplemental Indenture, and the Indenture Trustee may enter into a supplement to the Authorization Agreement, pursuant to Section 2.04 of Exhibit 1 to this Indenture, to provide for the issuance of fixed rate obligations in the form of Exhibit 3 hereto for the purpose of repaying the Floating Rate Note; PROVIDED HOWEVER, that the Shipowner and Indenture Trustee have obtained the prior written consent of the Secretary and FURTHER PROVIDED, that (a) except for the final issuance, each issuance of a Fixed Rate Note must be in a minimum aggregate principal amount of $50,000,000, and (b) the proceeds from the issuance of Fixed Rate Notes shall be used to pay off, satisfy and cancel the Floating Rate Note; PROVIDED, HOWEVER, that during the Construction Period, the Floating Rate Note need not be paid off in its entirety and need only be reduced by the net proceeds from the issuance of the Fixed Rate Notes.

      (e) CONCERNING SECTION 2.06. Interest at the Applicable Interest Rate shall be due on each Disbursement at the end of each Interest Period. The Indenture Trustee, based on information received from the Facility Agent (but only in connection with the Floating Rate Note), will determine the Applicable Interest Rate for each Interest Period.

      (f) CONCERNING SECTION 2.10. The first paragraph of Section 2.10(c) is revised to read as follows:

      (c) The Shipowner or the Indenture Trustee shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part, except as to the unredeemed portion of any Obligation being redeemed in part.

      (g) CONCERNING SECTION 2.12. With respect to clause (1) of the proviso to
Section 2.12 of Exhibit 1 to the Indenture, a written agreement of indemnity which is satisfactory in form and substance to the Secretary, the Shipowner, and the Indenture Trustee, executed and delivered by an institutional Holder having a capital and surplus of at least $100,000,000 shall be considered sufficient indemnity to the Secretary, the Shipowner, and the Indenture Trustee in connection with the execution, authentication and delivery of any new Obligations or the making of any payment as contemplated by said Section 2.12.

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      (h) CONCERNING PAYMENT OF THE OBLIGATIONS. Notwithstanding anything to the contrary in Exhibit 1 hereto, the Obligations to be issued hereunder shall be payable as to principal, premium (if any), and interest, at an office or agency maintained by the Shipowner for such purpose at the Corporate Trust Office of the Indenture Trustee, or at the option of the Shipowner, as to payments of principal, premium (if any), or interest by wire, in immediately available funds, by such Corporate Trust Office to the Obligees as appear in the Obligation Register, subject in any event to the provisions hereof concerning home office payment and subject to the Indenture Trustee's prior receipt of funds sufficient for the payment of principal, premium (if any) or interest by wire or other immediately available funds. The Indenture Trustee shall have no obligation to determine whether such wires or payments were received by the Obligees.

       (i) CONCERNING SECTION 3.02. Section 3.02(c) and (d) are revised to read as follows:

      (c) SCHEDULED REDEMPTIONS. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or the Supplemental Indenture establishing such series shall so provide, such Obligations shall be subject to (i) scheduled redemption through the operation of a mandatory redemption schedule, in such amounts, at such times and subject to such credits (if any) as may be specified therein, and (ii) redemption at the option of the Shipowner, in connection with the operation of any such mandatory redemption schedule, in such additional amounts and subject to such conditions as may be specified therein.

      (d) ADJUSTMENTS OF REDEMPTION PAYMENTS. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or of the Supplemental Indenture establishing such series provide for an adjustment in scheduled redemption payments as a result of any redemption or cancellation of Obligations, the Shipowner shall recompute the remaining scheduled redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date which occurs at least 60 days following any such redemption or cancellation of Obligations of such series requiring such recomputation, submit to the Secretary for his review such recomputation to ascertain compliance with the provisions of such Obligations or the Special Provisions hereof or such Supplemental Indenture, and table of revised mandatory redemption schedule payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption or

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      cancellation. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

      (j) CONCERNING SECTION 3.03. The date required by Section 3.03 of Exhibit 1 hereto for the Floating Rate Note is the earlier of August 15, 2002, or (ii) two (2) years from the Delivery Date. The date required by Section 3.03 of
Exhibit 1 hereto for the Fixed Rate Notes is August 15, 2012.

      (k) CONCERNING SECTION 3.06. Section 3.06 of Exhibit 1 hereto is hereby amended in its entirety to read as follows:

      SECTION 3.06. REDEMPTION AFTER ASSUMPTION BY THE SECRETARY. Upon receipt by the Indenture Trustee of written instructions from the Secretary stating that the principal amount of Obligations specified in such instructions are required to be redeemed on the date specified therein (which shall be not less than 40 nor more than 60 days from the receipt of such instructions by the Indenture Trustee) at the option of the Secretary at any time after the Secretary's assumption of the Obligations pursuant to Section 6.09, the Indenture Trustee shall promptly give notice as provided in Section 3.08 of the redemption on the Redemption Date of the principal amount of Obligations specified in such instructions and the Indenture Trustee shall, on such Redemption Date, redeem such Obligations together with interest accrued thereon to such Redemption Date; PROVIDED THAT, the Secretary shall redeem at the principal amount thereof and interest accrued thereon the Outstanding Obligations relating to the Vessel if the Vessel has been sold pursuant to Section 8.02 to a purchaser or purchasers who have not assumed such Obligations by notice to the Indenture Trustee in accordance with this Section 3.06 within 40 days of the nonassumption of the Obligations by such purchaser.

      (l) CONCERNING SECTION 3.07. (i) Section 3.07(a) of Exhibit 1 to this Indenture is revised to delete the phrase "or 3.05."

            (ii) Notwithstanding the provisions of Section 3.07(b) of Exhibit 1 to this Indenture, if less than all of the Obligations are to be redeemed under any of the provisions contained or referred to in Article Fourth hereof (excluding Article Fourth (c) or Article III of said Exhibit 1), the Indenture Trustee shall select such Obligations to be redeemed on the Redemption Date by allocating the principal amount to be redeemed first between each

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      maturity of Obligations in proportion to the Outstanding
      Obligations and second among the holders of each maturity of Obligations in proportion to the aggregate principal amount of such maturity of Obligations registered in their respective names; provided that, the Indenture Trustee may select for redemption portions of the principal amount of the Obligations of a denomination larger than $1,000; but the portions of the principal amount of the Obligations so selected shall be equal to $1,000 or an integral multiple thereof.

      (m) CONCERNING SECTION 3.09. Section 3.09 of Exhibit 1 to this Indenture is revised to read as follows:

            SECTION 3.09. DEPOSIT OF REDEMPTION MONEYS. No later than 11:00 a.m. in Baltimore, Maryland on any Redemption Date, the Shipowner shall, except as contemplated by Section 3.08(b) or Article Fourth (d) of the Special Provisions, deposit or cause to be deposited with the Indenture Trustee or with any Paying Agent an amount in immediately available funds sufficient for such redemption (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such redemption) with irrevocable directions to it to so apply the same.

      (n) CONCERNING SECTION 4.01. Section 4.01(b) of Exhibit 1 hereto is hereby amended in its entirety to read as follows:

            "(b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture -

                  (i) need not be segregated;

                  (ii) shall not be invested except as permitted by clause (iv) of this Section 4.01(b);

                  (iii) shall not bear interest except as the Shipowner and the Indenture Trustee (or such Paying Agent) may agree in writing; and

                  (iv) if the Shipowner shall have deposited or caused to be deposited with the Indenture Trustee funds sufficient for the payment of the Obligations at their Maturity, including interest to the date of Maturity, and the date of Maturity is more than one (1) Business Day after the deposit of such funds, the Indenture Trustee upon the Request of the

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                  Shipowner shall invest such funds, as directed by the
                  Shipowner in writing, in direct obligations of the United States Government maturing at or prior to the date of Maturity of such Obligations and having a principal amount equal to not less than the amount of the funds so invested. Such investments shall be held in trust for the purpose for which the funds so invested were held. After the Obligations in respect of which the funds were deposited have been paid in full (except as to unclaimed amounts as referred to in Section 4.03) any of such funds (including interest received in respect of such investments and gain on matured investments purchased at a discount) held by the Indenture Trustee in excess of amounts to which Holders of such Obligations are entitled shall upon the Request of the Shipowner be paid by the Indenture Trustee to the Shipowner but only in the absence of an Indenture Default hereunder."

      (o) CONCERNING SECTION 4.02. The appointment of a Paying Agent by the Shipowner is subject to the prior written consent of the Secretary and Indenture Trustee, which consent shall not be unreasonably withheld.

      (p) CONCERNING SECTION 4.03. Section 4.03 is revised to read as follows:

      SECTION 4.03. UNCLAIMED AMOUNTS. Any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations or the date of payment by the Secretary of the Guarantees shall, upon delivery to the Indenture Trustee of a Request by the Shipowner, be paid to the Shipowner; PROVIDED THAT, not less than 30 days prior to such payment, the Shipowner shall publish notice thereof to the Obligees at least once in the Authorized Newspapers and provide the Indenture Trustee with copies thereof. In such event, such Holders shall thereafter be entitled to look only to the Shipowner (and the settlor or settlors of any trust for which the Shipowner is trustee, to the extent paid over to it or them) for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders therefor. No such Request, publication or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request, publication or payment.

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      (q)   CONCERNING SECTIONS 5.01 AND 5.02. Sections 5.01 and 5.02 are
revised to read as follows:

      SECTION 5.01. AUTHORIZATION, EXECUTION AND DELIVERY OF INDENTURE AND PERFORMANCE. The Shipowner has duly authorized the execution, delivery and performance of this Indenture.

      SECTION 5.02. PAYMENT AND PROCEDURE FOR PAYMENT OF OBLIGATIONS. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture. The Shipowner will deposit with the Indenture Trustee or (subject to Section 3.09) a Paying Agent no later than 11:00 a.m. in Baltimore, Maryland on each date fixed for such payment or as otherwise provided by the Special Provisions hereof an amount in immediately available funds sufficient for such payment (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such payment) with irrevocable directions to it to so apply the same; PROVIDED THAT, payments of interest may be made as provided in
      Section 2.02(b)(4) as modified by Article Sixth (b) of the Special Provisions; and PROVIDED FURTHER, that except with the consent of the Secretary the Shipowner shall not deposit any such amount more than ten
      (10) days prior to the date of the payment for which such amount is deposited, unless otherwise provided by the Special Provisions hereof.


      (r) CONCERNING SECTION 6.06. Section 6.06(a) revised to read as follows:

      SECTION 6.06. (a) OBLIGEES' RIGHT TO DIRECT INDENTURE TRUSTEE AFTER INDENTURE DEFAULT. During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture
      Trustee:

                  (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and

                  (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy;

      PROVIDED THAT, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it

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
      to expenses and liability against which it had not been offered adequate security, or would be unjustly prejudicial to the Obligees not parties to such direction.

      Anything in this Section 6.06(a) to the contrary notwithstanding, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all Outstanding Obligations shall have elected to terminate the Guarantees as provided in
      Section 6.04(a)(2), in which case the Indenture Trustee shall be obligated to refrain from making such demand.

      (s) CONCERNING SECTION 6.09. The reference to "Exhibit 4" in Section 6.09 is revised to read "Exhibit 5" and the following paragraph is added at the end of Section 6.09:

            In the event that the Obligations are registered in the name of The Depository Trust Company ("DTC"), Cede & Co. ("Cede") or another nominee of DTC or Cede pursuant to a Letter of Representations ("LOR") which is executed among the Shipowner, the Indenture Trustee and DTC, and (i) if the Secretary assumes the Obligations pursuant to Section 6.09(a) hereof, or (ii) if the Secretary instructs the Shipowner and the Indenture Trustee to terminate the LOR, the Shipowner and the Indenture Trustee, immediately upon receipt of notice of such assumption or upon receipt of notice of such termination, shall terminate or cause the termination of the LOR in accordance with Section 11 thereof. The Indenture Trustee shall within 30 days from receipt of either such notice from the Secretary also instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners. Upon surrender by DTC of the Obligations issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole expense, and the Indenture Trustee shall authenticate Obligations in the names provided to the Indenture Trustee by DTC.

      (t) CONCERNING SECTION 7.02. The reference to "$3,000,000" in Section 7.02 is revised to read "$75,000,000."

      (u) CONCERNING SECTION 7.03. Section 7.03(h) and (o) are revised to read as follows:

      (h) In all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be entitled to receive and shall be protected (subject to paragraph (c) of this Section) in acting or refraining from acting hereunder in reliance upon an Officer's Certificate as to the existence or nonexistence of any fact.

      (o) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

      (v) CONCERNING SECTION 7.04. Section 7.04 is revised to read as follows:

      SECTION 7.04. COMPENSATION, EXPENSES AND INDEMNIFICATION OF INDENTURE TRUSTEE. The Shipowner shall (1) pay such compensation to the Indenture Trustee as they may agree upon in writing from time to time and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust. The obligations of the Shipowner under this
      Section 7.04 shall survive the termination of the Indenture and resignation or removal of the Indenture Trustee.


      (w) CONCERNING SECTIONS 8.01 AND 8.02. Sections 8.01 and 8.02 are revised to read as follows:

      SECTION 8.01. CONSOLIDATION, MERGER OR SALE BY SHIPOWNER. Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of the Vessel to any other Person lawfully entitled to acquire and operate the Vessel or any sale by the Shipowner of all or substantially all of its assets to any other Person; PROVIDED THAT, except where the Shipowner shall be the Person surviving a merger or consolidation, the Person formed by or surviving such consolidation or merger, or to which the sale of the Vessel shall be made, shall, by Supplemental Indenture, expressly assume the payment of the principal of and interest (and premium, if any) on the Outstanding Obligations relating to the Vessel in accordance with the terms of the Obligations and of the Indenture and shall expressly assume the performance of the agreements of the Shipowner in the Indenture; PROVIDED FURTHER, that to the extent the Outstanding Obligations are not so assumed, the Shipowner shall redeem or cause to be redeemed the Outstanding Obligations, such redemption to be in accordance with the terms of the Obligations and of the Indenture. When a Person so assumes this Indenture and the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to the Outstanding Obligations. In the event of such an assumption by a Person to whom the Vessel has been sold (a) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (b) the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary and at the expense of the successor Shipowner.

      SECTION 8.02. SALE OF THE VESSEL BY THE SECRETARY. Nothing contained in this Indenture shall prevent the sale of the Vessel to any other Person by the Secretary, by a court of law or by the Shipowner following, in connection with or in lieu of a foreclosure or similar action. Following any such sale (1) the Person to whom the Vessel has been sold may, by Supplemental Indenture, expressly assume the payment of principal and interest (and premium, if any) on all of the Outstanding Obligations in accordance with the terms of the Obligations and the Indenture and shall expressly assume the performance of the agreements of the Shipowner in the Indenture; and (2) in the event such Person does not so assume, the Secretary shall prepay or redeem all of the Outstanding Obligations without premium pursuant to Section 3.06 hereof; PROVIDED THAT, the Secretary shall allow or permit the sale of the Vessel to the original Shipowner or to any affiliate of the original Shipowner only if (i) the Secretary has not prepaid or redeemed such Obligations prior to such sale, and (ii) such purchaser assumes all of the Outstanding Obligations as contemplated by the preceding clause (1). When a Person so assumes this Indenture and all of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Secretary from any and all obligations thereunder in the Secretary's capacity as Shipowner relating to the Outstanding Obligations. In the event of such an assumption by a Person to whom the Vessel has been sold (a) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (b) the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for the Outstanding

      Obligations in the name of the successor Shipowner, as required by the Secretary and at the expense of the successor Shipowner. Any such sale or the execution of a Supplemental Indenture by an successor Shipowner shall not discharge or in any manner affect the obligation of the United States to pay the Guarantees pursuant to the terms thereof.

      (x) CONCERNING NOTICES. Subject to the provisions of Section 13.01 of
Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary, shall be deemed to have been sufficiently given or made when addressed to:

The Indenture Trustee as:                 FMB TRUST COMPANY,
                                          NATIONAL ASSOCIATION
                                          25 South Charles St.
                                          16th Floor
                                          (Mail Code 101-591)
                                          Baltimore, MD  21201


The Shipowner as:                         Petrodrill Four Limited
                                          c/o Arias, Fabrega & Fabrega
                                          P.O. Box 985
                                          Omar Hodge Building
                                          Wickham's Cay
                                          Road Town, Tortola
                                          British Virgin Islands

With Copies to:                           PETRODRILL ENGINEERING NV
                                          K.P. van der Mandelelaan 38
                                          3062 MB
                                          Rotterdam (Brainpark)
                                          The Netherlands

The Secretary as:                         SECRETARY OF TRANSPORTATION
                                          c/o Maritime Administrator
                                          Department of Transportation
                                          400 Seventh Street, SW
                                          Washington, D.C. 20590
                                          Attention:  Office of the Chief
                                                      Counsel

      (y) CONCERNING APPLICABLE LAW. This Indenture and each Obligation shall be governed by the federal laws of the United States of America, but to the extend that they are inapplicable by the laws of the State of Maryland.

      (z) CONCERNING DISBURSEMENT NOTATIONS. Upon receipt from the Lender of documents confirming Disbursements, the Indenture Trustee shall review Exhibit A of the Floating Rate Note (the "Grid"), and calculate principal and applicable interest thereon. If the Indenture Trustee's calculations are not consistent with those of the Lender, the calculations of the former shall prevail. The Indenture Trustee shall promptly thereafter send a copy of the Grid bearing its calculations to the Holder, who shall endorse the Indenture Trustee's calculations on the original Exhibit A to the Floating Rate Note, and send a copy thereof, so noted, to the Indenture Trustee, who, in turn, shall promptly send a copy thereof to the Secretary.

      (aa)  CONCERNING REGISTERED AND BENEFICIAL OWNERSHIP OF THE
OBLIGATIONS; LEGENDS.

                  (i) The Fixed Rate Notes may be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each, a "Global Obligation"). Except as provided in paragraph (iii) below, owners of beneficial interests in Global Obligations ("Obligation Owners") will not be entitled to receive separate certificated Notes ("Definitive Obligation") and will not be considered the holders thereof. Each such Global Obligation shall be deposited with the Depository Trust Company (the "DTC") or the Indenture Trustee, as custodian for DTC, registered in the name of DTC or a nominee of DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture. Each Global Obligation shall bear such legend as DTC may require.

                  (ii) Members of, or participants in, DTC shall have no rights under the Indenture with respect to any Global Obligation held on their behalf by DTC or by the Indenture Trustee, as the custodian of DTC, or under such Global Obligation, and DTC may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of such Global Obligation for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Obligation.

                  (iii) (1) The transfer and exchange of Global Obligations or beneficial interests therein shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture and the procedures of DTC therefor.

                        (2) A Global Obligation shall be exchangeable for Definitive Obligations registered in the names of persons owning beneficial interest in such Global Obligation only if any of the following events shall have occurred: (1) DTC notifies the Shipowner, with a copy to the Indenture Trustee, that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter, (2) the Shipowner or the Indenture Trustee elects to terminate DTC's services or the book entry system, (3) the Secretary assumes the Obligations, or (4) the Secretary instructs the Shipowner and Indenture Trustee to terminate the Letter of Representations.

                        (3)   Any Global Obligation that is
      exchangeable for Definitive Obligations registered in the name of the owners of beneficial interests therein pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of such Global Obligation, an equal aggregate principal amount of Definitive Obligations of authorized denominations. Definitive Obligations issued in exchange for a beneficial interest in a Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing. The Indenture Trustee shall deliver such Definitive Obligations to the Obligation Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.

                        (4)   The registered holder of a Global
      Obligation may grant proxies and otherwise authorize any Obligation Owner, including DTC's members and participants and Obligation Owners that may hold interest through such members and participants, to take any action which a Holder is entitled to take under the Indenture or the Obligations.

                        (5) In the event of the occurrence of any of the events specified in paragraph (iii)(2), the Shipowner will promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.

                        (6) Notwithstanding any other provision of the Indenture, a Global Obligation may not be transferred except as a whole by DTC for such Global Obligation to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

                  (iv) At such time as all beneficial interests in a Global Obligations have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, such Global Obligation shall be returned to the Indenture Trustee for cancellation or retained and canceled by the Indenture Trustee.

                  (v) The Indenture Trustee shall have no responsibility or obligation to any owner of a beneficial interest in a Global Obligation, a member of, or a participant in DTC or any other Obligation Owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, beneficial owner or other Obligation Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations. All notices and communications to be given to the Holders and all payments to be made to Holders in respect to the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Obligation). The rights of owners of beneficial interests in any Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

      (bb) JURISDICTION AND CONSENT TO SUIT. Any proceeding to enforce this Agreement may be brought in the Federal courts of the United States of America located in the State of Maryland of the United States of America. The Shipowner and the Indenture Trustee hereby irrevocably waive any present or future objection to such venue, and for each of itself and in respect of any of their respective properties hereby irrevocably consents and submits unconditionally to the nonexclusive jurisdiction of those courts. The Shipowner further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Shipowner agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of Maryland, if delivered to Sher & Blackwell, 1850 M Street, N.W., Suite 900, Washington, DC 20036, which it irrevocably designates and appoints as its authorized agent for the service of process in the State and Federal courts in the State of Maryland. Nothing herein shall affect the right of the Indenture Trustee to serve process in any other manner permitted by applicable law. The Shipowner further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Indenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.

      (cc) PAYMENTS IN U.S. CURRENCY. This is an international loan transaction in which the specification of United States Dollars is of the essence, and such currency shall be the currency of account in all events. The respective payment obligations of the Shipowner and the Indenture Trustee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion of such currency under normal banking procedures does not yield after deduction of any and all fees, taxes or any other charges imposed on the payment, the amount of United States Dollars then due. In the event that any payment by the Shipowner or the Indenture Trustee, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of United States Dollars at the place such amount is due, each shall be entitled to demand immediate payment of, and shall have a separate cause of action against the other for, the additional amount necessary to yield the amount then due. In the event either the Shipowner or the Indenture Trustee, upon the conversion of such judgment into Dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the defaulting party shall be entitled to immediate reimbursement of the excess amount.

      (dd) SHIPOWNER NOT IMMUNE. The Shipowner represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Indenture, that the making and performance of this Indenture constitutes private and commercial acts rather than governmental or public acts and that neither the Shipowner nor any of its properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Indenture. To the extent that the Shipowner may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Indenture to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Shipowner such an immunity (whether or not claimed), the Shipowner hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Sovereign Immunities Act of 1976.

      IN WITNESS WHEREOF, this Trust Indenture has been duly executed by the parties hereto as of the day and year first above written.


                                                PETRODRILL FOUR LIMITED
                                                              Shipowner

ATTEST:

/s/ ROBERT W. RANDALL                               By: /s/ EARL W. MCNIEL
    Secretary                                               Treasurer



                                                FMB TRUST COMPANY,
                                                NATIONAL ASSOCIATION
                                                         Indenture Trustee

(Seal)


ATTEST:

/s/ DAVID L. WILLIAMS                               By: /s/ ROBERT D. BROWN
                                                            Vice President

DISTRICT OF COLUMBIA  )
                      ) SS:
CITY OF WASHINGTON    )



      On this 9th day of April, 1999, before me personally appeared Earl W. McNiel to me known, who being by me duly sworn, did depose and say that he is the Treasurer of PETRODRILL FOUR LIMITED, and that he signed his name thereto by authority of the Board of Directors of said corporation.

      In testimony whereof, I have hereunto set my hand and seal this 9th day of April, 1999.

                                                  /s/ NORALYN RUSSELL
                                                      NOTARY PUBLIC



(Notarial Stamp and Seal)

DISTRICT OF COLUMBIA  )
                      ) SS:
CITY OF WASHINGTON    )



      Be it known this 9th day of April, 1999, personally appeared before me, Robert D. Brown, who after being duly sworn, deposed and said that he is a Vice President of FMB Trust Company, National Association, a national banking association, which is described in and executed the instrument hereto annexed, and that he signed the instrument hereto annexed by order of the Board of Directors of the said national banking association, and acknowledged the annexed instrument to be the free act and deed of the said national banking association.

      In testimony whereof, I have hereunto set my hand and seal this 9th day of April, 1999.

                                                  /s/ NORALYN RUSSELL
                                                      NOTARY PUBLIC


(Notarial Stamp and Seal)

                                                                      Document 6
                                   EXHIBIT 1

                      GENERAL PROVISIONS OF THE INDENTURE
                            INCORPORATED BY REFERENCE

                                TABLE OF CONTENTS

                                       TO

                                   EXHIBIT 1*

                                                                            PAGE
ARTICLE I.  DEFINITIONS; OFFICER'S CERTIFICATE AND OPINIONS OF COUNSEL.........1
            SECTION 1.01. Definitions..........................................1
            SECTION 1.02. Officer's Certificates and Opinions of Counsel.......1

ARTICLE II. THE OBLIGATIONS....................................................2
            SECTION 2.01.  Designation of Obligations..........................2
            SECTION 2.02.  Issue, Form, Principal Amount, Maturity,
                               Interest, Place of Payment, Denominations
                               and Redemption of Obligations...................2
            SECTION 2.03.  Issuance of Obligations of Initial Series...........3
            SECTION 2.04.  Additional Obligations; Obligations of
                               Additional Series...............................4
            SECTION 2.05.  Legends on Obligations..............................4
            SECTION 2.06.  Dates of Obligations; Interest Rates................4
            SECTION 2.07.  Execution of Obligations............................4
            SECTION 2.08.  Authentication of Obligations and  Guarantees.......5
            SECTION 2.09.  Temporary Obligations...............................5
            SECTION 2.10.  Registration, Transfer and Exchange.................6
            SECTION 2.11.  Who Treated as Owners...............................7
            SECTION 2.12.  Lost, Stolen, Destroyed or Mutilated Obligations....7
            SECTION 2.13.  Reacquired Obligations, Cancellation
                               and Disposition of Obligations..................8

ARTICLE III.  REDEMPTION OF OBLIGATIONS........................................8
            SECTION 3.01.  Redemptions Suspended During Default................8
            SECTION 3.02.  Redemptions.........................................9
                           (a) Redemptions With Premium........................9
                           (b) Redemptions Without Premium.....................9
                           (c) Sinking Fund Redemptions........................9
                           (d) Adjustments of Redemption Payments..............9
            SECTION 3.03.  Terminal Mandatory Redemption......................10
            SECTION 3.04.  Redemptions to Comply with Provisions
                               of Section 1104(b)(2) of the Act...............10
            SECTION 3.05.  Redemption After Total Loss, Requisition
                               of Title, Seizure or Forfeiture of a
                               Vessel or Termination of Certain Contracts.....10
            SECTION 3.06.  Redemption After Assumption by the Secretary.......11
            SECTION 3.07.  Determination of Obligations to be Redeemed........11
            SECTION 3.08.  Notices of Redemption..............................11
            SECTION 3.09.  Deposit of Redemption Moneys.......................12
            SECTION 3.10.  Payment of Redemption Price........................12

ARTICLE IV.   CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS.................13
            SECTION 4.01.  Generally..........................................13
            SECTION 4.02.  Paying Agents Other Than Indenture Trustee.........13
            SECTION 4.03.  Unclaimed Amounts..................................14
            SECTION 4.04.  Application of Funds...............................14

ARTICLE V.    REPRESENTATIONS AND AGREEMENTS OF SHIPOWNER.....................15
            SECTION 5.01.  Authorization, Execution and Delivery of Indenture.15
            SECTION 5.02.  Payment and Procedure for Payment of Obligations...15
            SECTION 5.03.  Offices or Agencies of Shipowner...................15

ARTICLE VI.   INDENTURE DEFAULTS AND REMEDIES.................................16
            SECTION 6.01.  What Constitutes "Indenture Defaults...............16
            SECTION 6.02.  Demand for Payment of Guarantees...................16
            SECTION 6.03.  Appointment of Indenture Trustee and
                                Holders of Outstanding Obligations
                                as Attorneys-in-Fact..........................17
            SECTION 6.04.  Termination and Payment of the Guarantees..........17
            SECTION 6.05.  Rights of Indenture Trustee After Indenture
                                Default.......................................19
            SECTION 6.06.  (a) Obligees' Right to Direct Indenture
                                Trustee After Indenture Default...............19
                           (b) Limitations on Obligees' Right to Sue..........20
                           (c) Unconditional Right of Obligees to Sue for
                                Principal (and Premium, if any) and Interest..21
            SECTION 6.07.  Undertaking for Costs..............................21
            SECTION 6.08.  Recision of Payments...............................21
            SECTION 6.09.  Assumption of Obligations by Secretary.............22

ARTICLE VII.  THE INDENTURE TRUSTEE...........................................23
            SECTION 7.01.  Acceptance of Trusts...............................23
            SECTION 7.02.  Eligibility of Indenture Trustee...................23
            SECTION 7.03.  Rights and Duties of Indenture Trustee.............23
            SECTION 7.04.  Compensation, Expenses and
                               Indemnification of Indenture Trustee...........27
            SECTION 7.05.  Resignation and Removal of Indenture Trustee.......27
            SECTION 7.06.  Appointment of Successor Indenture Trustee.........27
            SECTION 7.07.  Effect of Appointment of Successor Indenture
                               Trustee........................................28
            SECTION 7.08.  Merger, Consolidation and Sale of Indenture
                               Trustee........................................28

ARTICLE VIII. CONSOLIDATION, MERGER OR SALE BY SHIPOWNER......................29
            SECTION 8.01.  Consolidation, Merger or Sale by Shipowner.........29
            SECTION 8.02.  Sale of the Vessel or Vessels by the Secretary.....30

ARTICLE IX.   ACTS OF OBLIGEES................................................30
            SECTION 9.01.  Acts of Obligees...................................30

ARTICLE X.    SUPPLEMENTAL INDENTURES.........................................31
            SECTION 10.01.  Permissible Without Action by Obligees............31
            SECTION 10.02.  Protection of Indenture Trustee...................32
            SECTION 10.03.  Reference in Obligations to Supplemental
                                 Indentures...................................32
            SECTION 10.04.  Waivers and Supplemental Indentures with
                                 Consent of Obligees..........................33
            SECTION 10.05.  Consent of Secretary..............................34
            SECTION 10.06.  Continued Validity of the Guarantees..............34

ARTICLE XI.   PERFORMANCE OF OBLIGATIONS TO SECRETARY.........................34
            SECTION 11.01.  Performance of Obligations to Secretary...........34

ARTICLE XII.  SATISFACTION AND DISCHARGE OF INDENTURE.........................34
            SECTION 12.01.  Satisfaction and Discharge of Indenture...........34

ARTICLE XIII. MISCELLANEOUS...................................................35
            SECTION 13.01.  Notices and Demands...............................35
            SECTION 13.02.  Waivers of Notice.................................35
            SECTION 13.03.  Benefit of Indenture..............................35
            SECTION 13.04.  Execution of Counterparts.........................35
            SECTION 13.05.  Table of Contents; Titles and Headings............35
            SECTION 13.06.  Integration with Special Provisions of the
                                Indenture.....................................36
            SECTION 13.07.  Immunity of Incorporators, Stockholders,
                                Officers and Directors........................36
            SECTION 13.08.  Applicable Law....................................36

                                    EXHIBIT 1

                       GENERAL PROVISIONS OF THE INDENTURE
                            INCORPORATED BY REFERENCE

                                    ARTICLE I

                       DEFINITIONS; OFFICER'S CERTIFICATES
                             AND OPINIONS OF COUNSEL


      SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, the terms used herein shall have the meanings specified in the Special Provisions hereof, including without limitation Schedule A to this Indenture.

      SECTION 1.02. OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL. (a) Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for herein (or waiver thereof) shall include:

            (1) A statement that the Person or Persons making such certificate or rendering such opinion has or have read such covenant or condition;

            (2) A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) A statement that, in the opinion of such Person or Persons, he or they have made or caused to be made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with (or compliance therewith has been waived); and

            (4) A statement as to whether or not, in the opinion of such Person or Persons, such condition or covenant has been complied with (or such compliance has been waived).

      (b) An Opinion of Counsel may be based (insofar as it relates to factual matters, information with respect to which is in the possession of any Person) upon a certificate or opinion of or representations in writing signed by an officer or officers of such Person or by such Person, as the case may be, and may be based upon an Opinion of Counsel signed by another counsel.

      An Opinion of Counsel may state that said opinion is subject to the execution and delivery of designated instruments if copies of such instruments in form approved by such counsel are delivered to the Indenture Trustee prior to or concurrently with the delivery of said opinion.

      (c) A certificate or opinion of a Person or Persons other than counsel may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person or Persons signing such certificate or opinion knew that such Opinion of Counsel was erroneous or, in the exercise of reasonable care, should have known that the same was erroneous.

      (d) If the Indenture requires or permits the execution of any document by officers, counsel or other Persons, such document may be executed in counterparts by different officers, counsel or other Persons, all of which shall form one instrument.

      (e) If the signer of any document is required to be approved by the Indenture Trustee, the acceptance of such document by the Indenture Trustee shall be sufficient and conclusive evidence of such approval.

      (f) The fact that the delivery of any document is a condition precedent to any action required or permitted hereby shall not preclude the withdrawal, revocation, rescission, modification or amendment of such document at any time prior to such action, and, in the event of any such withdrawal, revocation or rescission, such document shall be disregarded for all purposes of this Indenture.

                                   ARTICLE II

                                 THE OBLIGATIONS

      SECTION 2.01. DESIGNATION OF OBLIGATIONS. The Obligations of each series shall be designated as stated in the Special Provisions hereof or in the Supplemental Indenture establishing such series.

      SECTION 2.02. ISSUE, FORM, PRINCIPAL AMOUNT, MATURITY, INTEREST, PLACE OF PAYMENT, DENOMINATIONS AND REDEMPTION OF OBLIGATIONS. (a) Upon or after the execution and delivery of this Indenture the aggregate principal amount of Obligations of the series and Stated Maturity or Maturities permitted by the Special Provisions hereof may be executed by the Shipowner, authenticated by the Indenture Trustee, and delivered as provided herein.

      (b) The Obligations of each series and Stated Maturity to be issued hereunder, the Guarantees of the United States to be endorsed thereon and the Indenture Trustee's authentication certificates to be endorsed thereon shall, in the case of the initial series of Obligations, be in the form or forms set forth in Exhibit 2 to the Special Provisions hereof or, in the case of Obligations of any additional series, in the form or forms set forth in the Supplemental Indenture establishing such series, and said Obligations shall:

            (1) be limited to the respective principal amounts stated in the Special Provisions hereof or in the Supplemental Indenture establishing such series;

            (2) bear interest from the date specified in Section 2.06 at the rate or rates per annum stated in such Obligations;

            (3) mature in the amount or amounts and at the time or times stated therein;

            (4) be payable as to principal (and any premium thereon if premium in case of redemption prior to Stated Maturity is provided for therein), in any coin or currency of the United States which at the time of payment is legal tender for public and private debts, at an office or agency maintained from time to time by the Shipowner for such purpose as provided in Section 5.03 at the place or places stated in the Special Provisions hereof and payable as to interest as aforesaid or, at the option of the Shipowner, by check mailed by such office or agency to the addresses of the Obligees as such addresses shall appear in the Obligation Register;

            (5) be issued in the denominations provided in the Special Provisions hereof or in the Supplemental Indenture establishing such series; and

            (6) be subject to redemption to the extent and as provided in
      Article III.

      (c) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date (whether or not such next succeeding Business Day occurs in a succeeding month).

      SECTION 2.03. ISSUANCE OF OBLIGATIONS OF INITIAL SERIES. At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner as hereinafter provided, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request. Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.

      SECTION 2.04. ADDITIONAL OBLIGATIONS; OBLIGATIONS OF ADDITIONAL SERIES. At any time or from time to time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series, which shall (i) be in such principal amount, and (in the case of Obligations of any additional series) mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof and (ii) be guaranteed by the United States under Title XI of the Act pursuant to a supplement to the Authorization Agreement.

      SECTION 2.05. LEGENDS ON OBLIGATIONS. Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and, except for endorsements permitted by the second paragraph of Section 2.10(c), by the Secretary.

      SECTION 2.06. DATES OF OBLIGATIONS; INTEREST RATES. Each Obligation of any series shall be dated the date of its authentication and except as otherwise provided in this Section, shall bear interest from the Interest Payment Date for Obligations of such series next preceding the date of such Obligation to which interest on the Obligations of such series has been paid, unless (i) the date of such Obligation is the date to which interest on the Obligations of such series has been paid, in which case from the date of such Obligation, or (ii) no interest has been paid on the Obligations of such series since the original issue date (as defined below) of such Obligation, in which case from such original issue date. The term "original issue date" of an Obligation shall mean
(a) in the case of an Obligation issued on original issue, the date of such Obligation, or (b) in the case of an Obligation not issued on original issue, the date of the Obligation (or portion thereof) issued on original issue for which such Obligation was issued (directly or indirectly) on registration of transfer, exchange or substitution.

      SECTION 2.07. EXECUTION OF OBLIGATIONS. The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile) shall be affixed thereto or imprinted thereon and attested by its secretary, an assistant secretary or an assistant trust officer (whose signature may be a facsimile).

      If any officer of the Shipowner whose signature (facsimile or otherwise) appears on any Obligation shall cease to be such officer before such Obligation shall have been authenticated by the Indenture Trustee or delivered, such Obligation nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature or signatures (facsimile or otherwise) appear on such Obligation had not ceased to be such officer or officers of the Shipowner.

      SECTION 2.08. AUTHENTICATION OF OBLIGATIONS AND GUARANTEES. No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, manually executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement, substantially in the form or forms referred to in
Section 2.02(b). Such authentication certificate, so executed, on any Obligation shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.

      SECTION 2.09. TEMPORARY OBLIGATIONS. There may be issued from time to time in lieu of (or in exchange for) any definitive Obligation or Obligations one or more temporary Obligations of like series and Stated Maturity, with a Guarantee of the United States endorsed thereon and authenticated by the Indenture Trustee, substantially of the same tenor as the definitive Obligations in lieu of (or in exchange for) which they are issued, with or without the specification of any Redemption Price or Prices. Such temporary Obligation or Obligations may be in such authorized denomination or denominations as shall be stated in a Request of the Shipowner delivered to the Indenture Trustee prior to the authentication thereof, which Request shall specify the aggregate principal amounts and the series and Stated Maturities of such temporary Obligations.

      If definitive Obligations are not ready for delivery, the Holder of any temporary Obligation may, at the Corporate Trust Office, with the consent of the Shipowner, exchange the same for a temporary Obligation or Obligations of like series, tenor, interest accrual date and Stated Maturity of authorized denominations for the same aggregate principal amount upon the surrender for cancellation of such temporary Obligation or Obligations.

      When definitive Obligations are ready for delivery, the Holder of any temporary Obligation may, at the Corporate Trust Office, exchange the same without charge for a definitive Obligation or Obligations of like series, tenor, interest accrual date and Stated Maturity of authorized denominations for the same aggregate principal amount.

      SECTION 2.10. REGISTRATION, TRANSFER AND EXCHANGE. (a) The Shipowner shall cause the Indenture Trustee to keep an Obligation Register for the registration of ownership, transfers and exchanges of Obligations, at the Corporate Trust Office.

      (b) Any Obligation may be transferred at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Obligee or his duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.

      (c) The Shipowner shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part.

      If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation or Obligations issued therefor an appropriate notation of such fact.

      (d) Any Obligation shall be exchangeable for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations. Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States endorsed thereon, requested by the Obligee in accordance with this paragraph
(d).

      (e) As a condition precedent to any transfer or exchange of Obligations, the Indenture Trustee may (except upon an exchange of temporary for definitive Obligations) require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.

      SECTION 2.11. WHO TREATED AS OWNERS. The Shipowner, the Indenture Trustee, the Secretary, and any office or agency for the payment of principal of (and premium, if any) or interest on the Obligations may deem and treat the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such office or agency shall be affected by any notice to the contrary, whether such Obligation shall be past due or not. All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee endorsed on such Obligation, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.

      SECTION 2.12. LOST, STOLEN, DESTROYED OR MUTILATED OBLIGATIONS. Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation and the ownership thereof, the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall, but subject to all limitations imposed by the Authorization Agreement and only to the extent authorized thereby, authenticate and deliver, a new Obligation, and the Guarantee of the United States endorsed thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee or by usage or by the rules of any stock exchange upon which the Obligations are then listed and which shall bear a serial number different from the serial number of the lost, stolen, destroyed or mutilated Obligation) in lieu of such lost, stolen, destroyed or mutilated Obligation and, similarly, upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Obligation which has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving payment on account thereof of principal (and premium, if any) upon maturity or interest or the payment of the Guarantee thereof; PROVIDED THAT, as conditions precedent to the execution, authentication and delivery of any new Obligation in place of said Obligation or to any payment contemplated by this Section, (1) the Shipowner, the Indenture Trustee and the Secretary shall receive indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary, (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto, and (3) said Obligation shall (unless the same shall have been lost, stolen or destroyed) be surrendered.

      Obligations issued pursuant to this Section and the Guarantees endorsed thereon shall constitute original contractual obligations of the Shipowner and the United States, respectively, whether or not the lost, stolen or destroyed Obligations be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Outstanding Obligations issued hereunder.

      The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, stolen, destroyed or mutilated Obligations.

      SECTION 2.13. REACQUIRED OBLIGATIONS; CANCELLATION AND DISPOSITION OF OBLIGATIONS. In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation. Except as provided in Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or (if permitted in the Special Provisions hereof or the Supplemental Indenture establishing any additional series of Obligations) in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee for cancellation, or, if surrendered to the Indenture Trustee, shall be cancelled by it. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture. Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.

                                   ARTICLE III

                            REDEMPTION OF OBLIGATIONS

      SECTION 3.01. REDEMPTIONS SUSPENDED DURING DEFAULT. Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Section 3.04 or 3.06 during the continuance of any Indenture Default or event which with the lapse of time could constitute a Payment Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption. Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held as security for the payment of all the Obligations, and, (i) in case such Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III, (ii) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have been required to pay the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary or (iii) if no Obligation shall be Outstanding, other than by payment of the Guarantees, such moneys shall be paid to the Shipowner.

      SECTION 3.02. REDEMPTIONS. (a) REDEMPTIONS WITH PREMIUM. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or the Supplemental Indenture establishing such series shall so provide, such Obligations shall be subject to redemption at a premium in the amounts, at the price or prices, at the time or times and subject to the conditions specified therein.

      (b) REDEMPTIONS WITHOUT PREMIUM. The Obligations of each series shall be subject to redemption without premium in the amounts, at the time or times and subject to the conditions specified in Sections 3.03, 3.04, 3.05 and 3.06. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or the Supplemental Indenture establishing such series shall so provide, such Obligations shall also be subject to redemption without premium in the amounts, at the time or times and subject to the conditions specified therein or as provided in subsection (c) of this Section 3.02.

      (c) SINKING FUND REDEMPTIONS. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or the Supplemental Indenture establishing such series shall so provide, such Obligations shall be subject to
(i) mandatory redemption through the operation of a sinking fund or similar fund, in such amounts, at such times and subject to such credits (if any) as may be specified therein, and (ii) redemption at the option of the Shipowner, in connection with the operation of any such fund, in such additional amounts and subject to such conditions as may be specified therein.

      (d) ADJUSTMENTS OF REDEMPTION PAYMENTS. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or of the Supplemental Indenture establishing such series provide for an adjustment in mandatory redemption payments as a result of any redemption or cancellation of Obligations, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date which occurs at least 60 days following any such redemption or cancellation of Obligations of such series requiring such recomputation, submit to the Secretary for his review of such recomputation to ascertain compliance with the provisions of such Obligations or the Special Provisions hereof or such Supplemental Indenture, a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption or cancellation. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

      SECTION 3.03. TERMINAL MANDATORY REDEMPTION. The Shipowner shall redeem, at the principal amount thereof and interest accrued thereon, all the Obligations that shall be Outstanding on the date determined in accordance with
Section 1104(b)(3) of the Act and specified in the Special Provisions hereof so that the final maturity of such Obligations shall not exceed the period specified in said Section.

      SECTION 3.04. REDEMPTIONS TO COMPLY WITH PROVISIONS OF SECTION 1104(B)(2) OF THE ACT. Upon receipt by the Indenture Trustee of a written instruction signed by the Secretary and a Responsible Officer of the Shipowner stating that upon receipt of funds paid to the Indenture Trustee by the Shipowner or the Secretary on behalf of the Shipowner such funds (i) shall be applied in the manner specified in such instruction to redeem the principal amount of Obligations specified in such instruction and (ii) are to be so applied in order that the principal amount of Obligations that will be Outstanding after such redemption will not exceed the principal amount thereof eligible for guarantee by the United States under Section 1104(b)(2) of the Act, the Indenture Trustee shall promptly give notice as provided in Section 3.08 of the redemption of such Obligations on a date which is no more than 45 days from the date of receipt by the Indenture Trustee of such instruction; and the Indenture Trustee shall, on such date, redeem such Obligations at the principal amount thereof and interest accrued thereon to such date. The Shipowner agrees to notify the Indenture Trustee of the redemption at least 10 days prior to receipt by the Indenture Trustee of such written instruction.

      SECTION 3.05. REDEMPTION AFTER TOTAL LOSS, REQUISITION OF TITLE, SEIZURE OR FORFEITURE OF A VESSEL OR TERMINATION OF CERTAIN CONTRACTS. Upon receipt by the Indenture Trustee of written instructions from the Secretary and the Shipowner stating that the principal amount of Obligations specified in such instructions are required to be redeemed on the date specified therein (which shall be not less than 40 nor more than 60 days from the receipt of such instructions by the Indenture Trustee) by reason of (i) an actual, constructive, agreed or compromised total loss of a Vessel, (ii) requisition of title to, or seizure or forfeiture of a Vessel or (iii) termination of any contract for the construction, reconstruction or reconditioning of a Vessel, the Indenture Trustee shall promptly give notice as provided in Section 3.08 of the redemption on such date of such principal amount of Obligations and the

Indenture Trustee shall, on such date, redeem such principal amount of Obligations together with interest accrued thereon to such Redemption Date.


      SECTION 3.06. REDEMPTION AFTER ASSUMPTION BY THE SECRETARY. Upon receipt by the Indenture Trustee of written instructions from the Secretary stating that the principal amount of Obligations specified in such instructions are required to be redeemed on the date specified therein (which shall be not less than 40 nor more than 60 days from the receipt of such instructions by the Indenture Trustee) at the option of the Secretary at any time after the Secretary's assumption of the Obligations pursuant to Section 6.09, the Indenture Trustee shall promptly give notice as provided in Section 3.08 of the redemption on the Redemption Date of the principal amount of Obligations specified in such instructions and the Indenture Trustee shall, on such Redemption Date, redeem such Obligations together with interest accrued thereon to such Redemption Date; PROVIDED THAT, the Secretary shall redeem at the principal amount thereof and interest accrued thereon the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels which have been sold pursuant to Section 8.02 to a purchaser or purchasers who have not assumed such Obligations by notice to the Indenture Trustee in accordance with this Section 3.06 within 40 days of the nonassumption of the Obligations by such purchaser. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

      SECTION 3.07. DETERMINATION OF OBLIGATIONS TO BE REDEEMED. (a) If less than all the Obligations are to be redeemed pursuant to Section 3.04 or 3.05, the Indenture Trustee shall select Obligations of each series and Stated Maturity for redemption in proportion to the respective principal amounts of Obligations of such series and Stated Maturity then Outstanding, except as otherwise provided in the Special Provisions or in the Supplemental Indenture with respect to any series, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.

      (b) If less than all the Obligations of any series or Stated Maturity are to be redeemed under any of the provisions contained or referred to in this
Article III, the Indenture Trustee shall select, in such manner as it shall deem appropriate and fair, the Obligations of such series or Stated Maturity to be redeemed, and the Indenture Trustee shall, according to such method as it shall in its reasonable discretion deem appropriate, make adjustments so that the principal amount of any Obligation to be redeemed shall be $l,000 or an integral multiple thereof.

      SECTION 3.08. NOTICES OF REDEMPTION. (a) In case of any redemption of Obligations, whether mandatory or optional, a notice of redemption (indicating
(1) the Redemption Date, (2) the Redemption Price, (3) if a part only of such

Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, in whole or in part, (4) the Place of Payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date (but only if the Indenture Trustee or any Paying Agent shall have received the required moneys), shall be given by the Shipowner or any authorized agent of the Shipowner (including the Indenture Trustee), by mailing a copy of such notice, by first class mail, postage prepaid, at least 30 days but not more than 60 days prior to the Redemption Date, to each Holder of an Outstanding Obligation to be redeemed in whole or in part at his last address appearing upon the Obligation Register.

      (b) Any notice of optional redemption of Obligations shall state that the redemption is subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Such notice shall be of no effect unless prior to the opening of business on the Redemption Date, the Indenture Trustee or such Paying Agent shall receive an amount in cash sufficient for such redemption (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such redemption).

      SECTION 3.09. DEPOSIT OF REDEMPTION MONEYS. Prior to the opening of business on any Redemption Date, the Shipowner shall, except as contemplated by
Section 3.08(b), deposit or cause to be deposited with the Indenture Trustee or (except in the case of redemptions pursuant to Section 3.04, 3.05 or 3.06) with any Paying Agent an amount sufficient for such redemption (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such redemption) with irrevocable directions to it to so apply the same.

      SECTION 3.10. PAYMENT OF REDEMPTION PRICE. (a) If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall, except as contemplated by Section 3.08(b), become due and payable on the Redemption Date and at the Place of Payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall default in the payment of such Redemption Price) interest on the Obligations or portions thereof so called for redemption shall cease to accrue. Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.

      (b) Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee or Guarantees executed by, or on behalf of, the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.

                                   ARTICLE IV

                CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

      SECTION 4.01. GENERALLY. (a) All cash held by the Indenture Trustee or any Paying Agent under this Indenture shall be held as a special deposit in trust for the purposes for which it is held (subject to Section 4.03).

      (b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture:

            (1) need not be segregated;

            (2) shall not be invested; and

            (3) shall not bear interest except to the extent the Indenture Trustee or such Paying Agent allows interest on similar deposits or except as the Shipowner and the Indenture Trustee (or such Paying Agent) may agree.

      SECTION 4.02. PAYING AGENTS OTHER THAN INDENTURE TRUSTEE. (a) The Shipowner will cause any Paying Agent (other than the Indenture Trustee) which it may appoint by a writing delivered to such Paying Agent, with copies to the Indenture Trustee and the Secretary, to execute and deliver to the Indenture Trustee an instrument in which such agent shall agree with the Indenture Trustee that, subject to paragraph (b) of this Section and Section 4.03:

            (1) it will hold in trust all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, or for the benefit of the Indenture Trustee;

            (2) it will forthwith give the Indenture Trustee written notice addressed to a Responsible Officer in the Corporate Trust Office of the Indenture Trustee signed by a Responsible Officer of the Paying Agent of
      (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and/or (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and

            (3) it will promptly, and in no event later than ten days after any payment made by it hereunder, give the Indenture Trustee written notice addressed to a Responsible Officer in the Corporate Trust Office of the Indenture Trustee of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver to the Indenture Trustee all Obligations surrendered to it, for cancellation by the Indenture Trustee.

      (b) The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.

      SECTION 4.03. UNCLAIMED AMOUNTS. Any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations or the date of payment by the Secretary of the Guarantees shall, upon delivery to the Indenture Trustee of a Request by the Shipowner, be paid to the Shipowner; PROVIDED THAT, not less than 30 days prior to such payment, the Shipowner shall publish notice thereof to the Obligees at least once in the Authorized Newspapers, unless the Indenture Trustee, in its discretion, waives the publication of such notice. In such event, such Holders shall thereafter be entitled to look only to the Shipowner (and the settlor or settlors of any trust for which the Shipowner is trustee, to the extent paid over to it or them) for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders therefor. No such Request, publication or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request, publication or payment.

      SECTION 4.04. APPLICATION OF FUNDS. If at any time the Indenture Trustee shall hold funds (other than any amounts received by the Indenture Trustee pursuant to Section 7.04), the application, distribution or payment of which is not governed by Request or written instruction of the Shipowner delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice thereof to the Shipowner, who shall promptly thereafter deliver to the Indenture Trustee a Request or written instruction bearing the written consent of the Secretary and directing the application, distribution or payment to be made of such funds.

                                    ARTICLE V

                  REPRESENTATIONS AND AGREEMENTS OF SHIPOWNER

      The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:

      SECTION 5.01. AUTHORIZATION, EXECUTION AND DELIVERY OF INDENTURE. The Shipowner has duly authorized the execution and delivery of this Indenture.

      SECTION 5.02. PAYMENT AND PROCEDURE FOR PAYMENT OF OBLIGATIONS. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture. The Shipowner will deposit with the Indenture Trustee or (subject to Section 3.09) a Paying Agent prior to the opening of business on each date fixed for each payment an amount sufficient for such payment (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such payment) with irrevocable directions to it to so apply the same; PROVIDED THAT, payments of interest may be made as provided in Section 2.02(b)(4); and PROVIDED FURTHER, that except with the consent of the Secretary the Shipowner shall not deposit any such amount more than ten days prior to the date of the payment for which such amount is deposited.

      SECTION 5.03. OFFICES OR AGENCIES OF SHIPOWNER. The Shipowner shall (1) at all times cause one or more offices or agencies to be maintained within the United States where Obligations may be presented for payment, registration of transfer and exchange, and where demands to or upon the Shipowner with respect thereto may be served, and (2) from time to time give written notice to the Indenture Trustee and to the Secretary of the location of such offices or agencies. The Corporate Trust Office shall be deemed to be such an office or agency for such purposes until the Shipowner shall give the Indenture Trustee and the Secretary written notice to the contrary.

      Any such office or agency for payment of the Obligations (other than the Corporate Trust Office) shall be a Paying Agent appointed in accordance with
Section 4.02.

                                   ARTICLE VI

                         INDENTURE DEFAULTS AND REMEDIES

      SECTION 6.01. WHAT CONSTITUTES "INDENTURE DEFAULTS." Each of the following events shall constitute an "Indenture Default":

            (a) Default in the payment of the whole or any part of the interest on any of the Outstanding Obligations when the same shall become due and payable or default in the payment of the whole or any part of the principal of any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, Redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days (herein called a "Payment Default"); and

            (b) The giving of a Secretary's Notice to the Indenture Trustee.

      The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Payment Default (unless such default shall have been remedied prior to the giving of such notice), and of the occurrence of any Indenture Default which shall be continuing; PROVIDED THAT, the Indenture Trustee shall have no duty to give any such notice unless and until a Responsible Officer of the Indenture Trustee, who is a Responsible Officer in its Corporate Trust Office, has actual knowledge of such default or Indenture Default. Any such notice of an Indenture Default to the Obligees (i) shall specify the nature of such Indenture Default, (ii) shall state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees, (iii) shall set forth the provisions of Section 6.04(b)(3) and (5), and (iv) shall advise the Obligees of the provisions of Section 6.02.

      SECTION 6.02. DEMAND FOR PAYMENT OF GUARANTEES. (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee shall, not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees; PROVIDED THAT, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no

Payment Default or that such Payment Default was remedied prior to such demand, such demand and the consequences thereof shall be rescinded and annulled and the Guarantees shall remain in full force and effect. The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 6.04(c).

      (b) If the Indenture Trustee shall not have made the demand referred to in
Section 6.02(a) on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in, Section 6.02(a); PROVIDED THAT, the right of each Holder under this paragraph (b) shall be without prejudice to the rights and duties of the Indenture Trustee under Section 6.02(a).

      SECTION 6.03. APPOINTMENT OF INDENTURE TRUSTEE AND HOLDERS OF OUTSTANDING OBLIGATIONS AS ATTORNEYS-IN-FACT. Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in
Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand; PROVIDED THAT, no action or failure to act by the Indenture Trustee shall affect the rights of any Holder of an Outstanding Obligation to take any action whatsoever permitted by law and not in violation of the terms of the Obligations or of the Indenture.

      SECTION 6.04. TERMINATION AND PAYMENT OF THE GUARANTEES. (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall terminate in case, and only in case, one or more of the following events shall occur:

            (1) Such Obligation shall have been Retired or Paid;

            (2) The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

            (3) Such Guarantee shall have been paid in full in cash by the Secretary; or

            (4) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.

      (b) Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:

            (1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;

            (2) No Obligation or Obligations shall thereafter be issued;

            (3) The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below and, in the event the Indenture Trustee makes payment to the Shipowner pursuant to Section 4.03, from the Shipowner, (B) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (C) shall not be entitled to any other rights or benefits under this Indenture;

            (4) The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and

            (5) Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee; PROVIDED THAT, for the purposes of this subparagraph (5), the Indenture Trustee (A) may deem any Person as the owner of an Obligation in accordance with Section 2.11 and (B) shall not be required to make any payment in violation of applicable law.

      (c) Each notice to Obligees required by this Section shall be given by the Indenture Trustee by first class mail, postage prepaid, to the address of each Obligee appearing upon the Obligation Register.

      (d) If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to
Section 6.02 (whether or not because the Secretary makes either of the findings referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner. If the Indenture Trustee shall have received notice of either of such findings, such notice to each Obligee shall so state.

      SECTION 6.05. RIGHTS OF INDENTURE TRUSTEE AFTER INDENTURE DEFAULT. During the continuance of any Indenture Default, the Indenture Trustee shall have the right to demand and to receive payment of the Guarantees and shall have, with the consent of the Secretary as to matters other than the enforcement of the Guarantees (unless all the Guarantees shall have terminated as provided herein):

            (a) the right (in its name, as the trustee of an express trust, or as agent and attorney-in-fact for each Holder of the Obligations as a class) to take all action to enforce its rights and remedies (including the institution and prosecution of all judicial and other proceedings and the filings of proofs of claim and debt in connection therewith), and to enforce all existing rights of the Holders of the Obligations as a class; and

            (b) all other rights and remedies granted to the Indenture Trustee by this Indenture, or the Authorization Agreement, or by law.

      In addition, during the continuance of an Indenture Default and if all the Guarantees shall have terminated as provided herein, the Indenture Trustee shall have the right, by written notice to the Shipowner, to declare the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest to be immediately due and payable.

      SECTION 6.06. (a) OBLIGEES' RIGHT TO DIRECT INDENTURE TRUSTEE AFTER INDENTURE DEFAULT. During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee:

            (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and

            (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy;

PROVIDED THAT, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it had not been offered adequate security and indemnity or would be unjustly prejudicial to the Obligees not parties to such direction.

      Anything in this Section 6.06(a) to the contrary notwithstanding, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all Outstanding Obligations shall have elected to terminate the Guarantees as provided in Section 6.04(a)(2), in which case the Indenture Trustee shall be obligated to refrain from making such demand.

      (b) LIMITATIONS ON OBLIGEES' RIGHT TO SUE. No Obligee shall have the right to institute any judicial or other proceedings under this Indenture unless:

            (1) the Indenture Trustee shall have been directed to institute such proceeding by the Holders of at least 25% in aggregate principal amount of the Obligations then Outstanding;

            (2) the Indenture Trustee shall have been offered adequate security and indemnity against the costs, expenses and liabilities to be incurred by compliance with such direction;

            (3) the Indenture Trustee shall not have instituted such proceeding within 60 days after the receipt of both such direction and such offer of security and indemnity;

            (4) no direction inconsistent with such request shall have been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Obligations; and

            (5) the institution and prosecution of such proceeding would not result in an impairment of the rights of any other Obligee, it being understood and intended that no one or more Obligees shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Obligees or to obtain or to seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Obligees.

      (c) UNCONDITIONAL RIGHT OF OBLIGEES TO SUE FOR PRINCIPAL (AND PREMIUM, IF
ANY) AND INTEREST. Nothing in paragraph (b) shall (i) affect the obligation of the Shipowner to pay the principal of (and premium, if any) and interest on the Obligations in accordance with their terms or affect the right of any Obligee to institute any judicial or other proceeding to enforce the payment of his Obligations or (ii) limit the right of any Obligee to demand payment of the Guarantees pursuant to Section 6.02(b) or to institute any judicial or other proceeding to enforce the payment of the Guarantee of any Obligation of which he is the Holder.

      SECTION 6.07. UNDERTAKING FOR COSTS. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion require the filing by any party litigant of an undertaking to pay the cost of such proceeding and may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this Section 6.07 shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee for the payment of the principal of (and premium, if any) and interest on his Obligations.

      SECTION 6.08. RECISION OF PAYMENTS. Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with an order (whether or not final) of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code (Title 11 of the United States Code) or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding, (2) the return of such payment in whole or in part (but not the mere possibility that any such payment or portion thereof may be so required to be returned, nor any prior demand, suit or proceeding for such return) in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default, (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this

Indenture shall be in full force and effect, and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; PROVIDED THAT, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in paragraphs (2) or (4) of Section 6.04(a) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.

      SECTION 6.09. ASSUMPTION OF OBLIGATIONS BY SECRETARY. Notwithstanding anything contained herein, (i) in the event the Shipowner shall fail to make any payment of principal or interest due on the Obligations on an Interest Payment Date and such failure to pay shall continue for a period of 25 days or (ii) in the event of any other default under the Mortgage or the Security Agreement, the Secretary shall have the right to and may, in his sole discretion, (a) by giving to the Indenture Trustee at any time pursuant to clause (ii) above or, if pursuant to clause (i) above, on or after the 25th day of said 25 day period of such default (but prior to the receipt by the Secretary of any demand for payment of the Guarantees pursuant to Section 6.02) a Secretary's Supplemental Indenture in the form of Exhibit 4 attached hereto, which Exhibit is incorporated herein by reference, assume the rights and obligations of the Shipowner under this Indenture and all Outstanding Obligations as provided in said Secretary's Supplemental Indenture; and (b) if applicable, make any payment of principal or interest which is due under the Obligations. By the execution of this Indenture by the Indenture Trustee and the Shipowner it is agreed hereunder that a Secretary's Supplemental Indenture shall be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed of either as of the date executed and given to the Indenture Trustee by the Secretary as contemplated by this Section, and each of them for itself, its successors and assigns hereby irrevocably appoints the Secretary its true and lawful attorney-in-fact to execute and deliver said Secretary's Supplemental Indenture. Upon any such assumption by the Secretary, the Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligations with the same force and effect as if the Secretary has been named as the Shipowner herein and therein. Upon any such assumption by the Secretary, the Indenture Trustee, upon request of the Secretary, shall promptly notify the holders of the Outstanding Obligations of such assumption. The Secretary may exercise its rights under this Section 6.09 as often as it deems appropriate in its sole discretion.

                                   ARTICLE VII

                              THE INDENTURE TRUSTEE

      SECTION 7.01. ACCEPTANCE OF TRUSTS. The Indenture Trustee hereby accepts the trusts of this Indenture.

      SECTION 7.02. ELIGIBILITY OF INDENTURE TRUSTEE. (a) The Indenture Trustee shall at all times be a bank or trust company which (1) is organized as a corporation and doing business under the laws of the United States or any state thereof, (2) is authorized under such laws to exercise corporate trust powers,
(3) is subject to supervision or examination by federal or state authority, (4) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $3,000,000 and (5) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

      (b) Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section 7.02, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of such fact. Any such notice (i) shall set forth all the relevant facts known to the Indenture Trustee or the Shipowner, as the case may be, (ii) if to the Secretary or the Shipowner, shall be registered or certified mail, postage prepaid, and (iii) if to Obligees, shall be sent to each Obligee in the manner provided in Section 6.04(c) at his address as it appears on the Obligation Register, or at such other address as such Obligee may have furnished to the Indenture Trustee for such purpose.

      SECTION 7.03. RIGHTS AND DUTIES OF INDENTURE TRUSTEE. (a) The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee's authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.

      (b) The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.

      (c) During the continuance of any Indenture Default (except for an Indenture Default resulting from those defaults in payment or Payment

Defaults referred to in paragraph (r) of this Section, concerning which the Indenture Trustee has not received the notice referred to in said paragraph (r) and the information relating to items (1) through (5) of said paragraph (r)), the Indenture Trustee shall exercise such of the rights and powers vested in it by Article VI, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (d) Except during the continuance of any Indenture Default (other than an Indenture Default referred to in the parenthetical expression set forth in paragraph (c) of this Section), the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

      (e) No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; PROVIDED THAT:

            (1) Except during the continuance of an Indenture Default (other than an Indenture Default referred to in the parenthetical expression set forth in paragraph (c) of this Section), (A) the duties of the Indenture Trustee shall be limited as provided in paragraph (d) of this Section, and
      (B) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein;

            (2) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (3) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

      (f) Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

      (g) Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.

      (h) In all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected (subject to paragraph (c) of this Section) in acting or refraining from acting hereunder in reliance upon an Officer's Certificate as to the existence or nonexistence of any fact.

      (i) The Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee (who may be counsel to the Shipowner), and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

      (j) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any responsibility for the approval or selection of any expert for any of the purposes expressed herein; PROVIDED THAT the Indenture Trustee shall exercise reasonable care with respect to the approval or selection of independent experts whom it approves or selects to furnish opinions or certificates to the Indenture Trustee pursuant to this Indenture.

      (k) Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary's Notice, the Indenture Trustee (1) shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action unless and until a Responsible Officer of the Indenture Trustee, who is a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request, and (2) in taking or refraining from taking such action, shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

      (l) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such

Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

      (m) The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.

      (n) Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect and, except as provided in Section 7.06(b), shall not enter into any amendment to the Authorization Agreement except as expressly authorized by a Supplemental Indenture entered into pursuant to Article X.

      (o) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (p) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

      (q) Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.

      (r) Notwithstanding any other provisions of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty or obligation to exercise any of its rights or powers hereunder with respect to a default in payment or Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof, (2) the Obligation to which such repayment relates, (3) the Person making such repayment and the Holder of such Obligation,
(4) the amounts of such repayment attributable to principal, premium and interest on such Obligation, and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in Section 6.08 relates.

      SECTION 7.04. COMPENSATION, EXPENSES AND INDEMNIFICATION OF INDENTURE TRUSTEE. The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.

      SECTION 7.05. RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE. (a) The Indenture Trustee may resign at any time by giving written notice to the Shipowner. Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in Section 6.04(c). If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.

      (b)  The Indenture Trustee may at any time be removed by:

            (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or

            (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under
      Section 7.02(a).

      (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary and the acceptance of such appointment by such successor Indenture Trustee.

      SECTION 7.06. APPOINTMENT OF SUCCESSOR INDENTURE TRUSTEE. (a) If the Indenture Trustee or the Shipowner shall have given notice of ineligibility of the Indenture Trustee pursuant to Section 7.02(b), or if any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided THAT, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (i) by the Secretary or (ii) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.

      (b) No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as set forth in the first sentence of Section 4.04 thereof.

      (c) If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, and the Shipowner shall have knowledge thereof, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 6.04(c). The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.

      SECTION 7.07. EFFECT OF APPOINTMENT OF SUCCESSOR INDENTURE TRUSTEE. Upon appointment and acceptance as Indenture Trustee, each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment of all amounts due to such predecessor under this Indenture, such predecessor shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture by executing and delivering from time to time to the successor Indenture Trustee such further instruments and by taking such other action as may reasonably be deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith and the predecessor Indenture Trustee shall have no liability for any actions taken by the successor Indenture Trustee.

      SECTION 7.08. MERGER, CONSOLIDATION AND SALE OF INDENTURE TRUSTEE. In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee's corporate trust business, the Person resulting from such merger (including any such conversion) or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.

      Obligations and Guarantees authenticated after any such merger, consolidation or sale may be authenticated by the successor Indenture Trustee either in its own name or in the name of any predecessor which shall have been the Indenture Trustee.


                                  ARTICLE VIII

                  CONSOLIDATION, MERGER OR SALE BY SHIPOWNER

      SECTION 8.01. CONSOLIDATION, MERGER OR SALE BY SHIPOWNER. Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel or Vessels to any other Person lawfully entitled to acquire and operate such Vessel or Vessels or any sale by the Shipowner of all or substantially all of its assets to any other Person; PROVIDED THAT, except where the Shipowner shall be the Person surviving a merger or consolidation, the Person formed by or surviving such consolidation or merger, or to which the sale of such Vessel or Vessels shall be made, shall, by Supplemental Indenture, expressly assume the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels in accordance with the terms of the Obligations and of the Indenture and shall expressly assume the performance of the agreements of the Shipowner in the Indenture; PROVIDED FURTHER, that to the extent said Proportionate Part of the Outstanding Obligations is not so assumed, the Shipowner shall redeem or cause to be redeemed the principal amount of the Proportionate Part of the Outstanding Obligations as is required by the Secretary, such redemption to be in accordance with the terms of the Obligations and of the Indenture. When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel or Vessels have been sold (a) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (b) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

      SECTION 8.02. SALE OF THE VESSEL OR VESSELS BY THE SECRETARY. Nothing contained in this Indenture shall prevent the sale of a Vessel or Vessels to any other Person or Persons by the Secretary, by a court of law or by the Shipowner following, in connection with or in lieu of a foreclosure or similar action. Following any such sale (1) the Person to whom such Vessel or Vessels have been sold may by Supplemental Indenture expressly assume the payment of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels in accordance with the terms of the Obligations and the Indenture and shall expressly assume the performance of the Shipowner in the Indenture; and (2) in the event such Person does not so assume, the Secretary shall redeem the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels without premium pursuant to Section 3.06 hereof; PROVIDED THAT, the Secretary shall allow or permit the sale of a Vessel or Vessels to the original Shipowner or to any affiliate of the of the Shipowner only if (i) the Secretary has not redeemed such Obligations prior to such sale, and (ii) such purchaser assumes such Proportionate Part of the Outstanding Obligations as contemplated by the preceding clause (1). When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Secretary from any and all obligations thereunder in the Secretary's capacity as Shipowner relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel or Vessels have been sold (a) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (b) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. Any such sale or the execution of a Supplemental Indenture by any successor Shipowner shall not discharge or in any manner affect the obligation of the United States to pay the Guarantees pursuant to the terms thereof. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

                                   ARTICLE IX

                                ACTS OF OBLIGEES

      SECTION 9.01. ACTS OF OBLIGEES. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture to be given or taken by Obligees may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Obligees in person or by an agent or attorney duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Shipowner and the Secretary. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of Obligees." Proof of execution of any such instrument or of a writing appointing any such agent or attorney shall be sufficient for any purpose of this Indenture and (subject to Section 7.03) conclusive in favor of the Indenture Trustee and the Shipowner, if made in the manner provided in paragraph (b) of this Section.

      (b) The fact and date of the execution by any Person of any instrument or writing referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such affidavit or certificate shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument or writing is addressed to the Secretary, the Secretary) deems sufficient.

      (c) The ownership of Obligations shall be proved by the Obligation
Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Obligation shall bind every future Holder of the same Obligation and the Holder of every Obligation issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.

                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

      SECTION 10.01. PERMISSIBLE WITHOUT ACTION BY OBLIGEES. The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, from time to time and at any time, may, without the consent of or notice to any of the Obligees, subject to Sections 10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

            (1) to add to the covenants of the Shipowner, whether applicable to one or more series of Obligations;

            (2) to evidence the succession pursuant to Article VIII of another corporation or entity to the Shipowner and the assumption by such successor of the Obligations of the Shipowner hereunder;

            (3) to eliminate any right reserved to or conferred upon the Shipowner;

            (4) to make such provisions for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;

            (5) to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.04; or

            (6) to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner's obligations under this Indenture and the Outstanding Obligations.

      SECTION 10.02. PROTECTION OF INDENTURE TRUSTEE. Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section 10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; PROVIDED THAT, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture.

      SECTION 10.03. REFERENCE IN OBLIGATIONS TO SUPPLEMENTAL INDENTURES. Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.

      SECTION 10.04. WAIVERS AND SUPPLEMENTAL INDENTURES WITH CONSENT OF OBLIGEES. With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; PROVIDED THAT, no such waiver or Supplemental Indenture shall:

            (a) Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation, (2) extend the time of payment of, or reduce the rate of, interest thereon, (3) change the due date of or reduce the amount of any mandatory sinking fund payment, (4) reduce any premium payable upon the redemption of any Obligation, or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or

            (b) Without the consent of all Obligees (l) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder, (2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of all Obligees affected thereby.

      It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in
Section 6.04(c). Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

      SECTION 10.05. CONSENT OF SECRETARY. Subject to the provisions of Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary thereto, and any purported action or attempt to take such action forbidden to be taken by this Section shall be void and of no effect.

      SECTION 10.06. CONTINUED VALIDITY OF THE GUARANTEES. Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to the Secretary's Supplemental Indenture entered into pursuant to Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected, and such Guarantee and all responsibilities, requirements and consents relating to the Secretary under the terms and provisions of this Indenture shall remain in full force and effect notwithstanding any such assumption by the Secretary as aforesaid.

                                   ARTICLE XI

                    PERFORMANCE OF OBLIGATIONS TO SECRETARY

      SECTION 11.01. PERFORMANCE OF OBLIGATIONS TO SECRETARY. Notwithstanding any other provisions of this Indenture to the contrary, each of the provisions hereof which requires or permits action by the Secretary, the consent, approval or authorization of the Secretary, the furnishing of any document, paper or information to the Secretary, or the performance of any other obligation to the Secretary, shall not be effective and the Sections containing such provisions shall be read as though there were no such requirements or permissions, after termination of the Guarantees pursuant to Section 6.04(a).

                                   ARTICLE XII

                    SATISFACTION AND DISCHARGE OF INDENTURE

      SECTION 12.01. SATISFACTION AND DISCHARGE OF INDENTURE. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Indenture Trustee, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.01. NOTICES AND DEMANDS. Except as otherwise specifically provided herein or in the Act, any notice, request, demand or direction upon, or other communication to, the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time. Except as otherwise specifically provided herein or in the Act, any notice, request, demand or direction upon, or other communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, to the address of each Obligee last appearing on the Obligation Register.

      SECTION 13.02. WAIVERS OF NOTICE. In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be deemed the equivalent of such notice. Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.

      SECTION 13.03. BENEFIT OF INDENTURE. This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders from time to time of the Outstanding Obligations and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.

      SECTION 13.04. EXECUTION OF COUNTERPARTS. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.

      SECTION 13.05. TABLE OF CONTENTS; TITLES AND HEADINGS. Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.

      SECTION 13.06. INTEGRATION WITH SPECIAL PROVISIONS OF THE INDENTURE. In the event of any conflict between the provisions of the Special Provisions of the Indenture and of this Exhibit 1 thereto, the provisions of the Special Provisions shall govern and the provisions of this Exhibit 1 to the Indenture shall be deemed to be amended accordingly.

      SECTION 13.07. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on any Obligation, or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Shipowner or of any successor corporation, either directly or through the Shipowner or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Obligations are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Shipowner or of any successor corporation, either directly or through the Shipowner or any successor corporation, because of the incurring of the indebtedness hereby authorized or under, or by reason of, any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Obligations or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Obligations and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Obligations, expressly waived and released.

      SECTION 13.08. APPLICABLE LAW. This Indenture and each Obligation shall be governed by the laws referred to in the Special Provisions hereof, except to the extent Federal law applies hereto.

SCHEDULE A TO TRUST INDENTURE                                       DOCUMENT 5

                  Schedule of Definitions to Trust Indenture
                            Dated as of April 9,1999


      "Act" means the Merchant Marine Act, 1936, as amended, and in effect on the Closing Date.

      "Act of Obligees" means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents of the type, and executed in the manner, required by the Indenture.

      "Administrative Agent" means CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns), and its permitted successors and assigns.

      "Actual Cost" means the actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

      "Actual Knowledge" means actual knowledge of a Responsible Officer of a Person.

      "Affiliate" or "Affiliated" means any Person directly or indirectly controlling, controlled by, or under common control with, another Person.

      "Agent" means each of the Administrative Agent and the Facility Agent, individually, and "Agents" means the Administrative Agent and the Facility Agent, collectively.

      "Alternate Lender" means CITIBANK, N.A., a national banking association and its successors and assigns.

      "Applicable Interest Rate" shall mean

      (a)(i) with respect to any Disbursement or portion thereof that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, a rate (the "CP Rate") equal to the sum of (A) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Lender to the Credit Facility, which rate includes related issuance costs incurred by the Primary Lender, plus (B) during the Construction Period, four-tenths of one percent (.40%) and thereafter, nine-twentieths of one percent (0.45%), as calculated by the Administrative Agent for each Interest Period and specified in a notice sent by the Administrative Agent to the Facility Agent and by the Facility Agent to the Shipowner and the Indenture Trustee at least three (3) Business Days prior to each Interest Payment Date on which the interest so calculated is payable (For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (I) the actual interest rate paid to purchasers of Commercial Paper, (II) the costs associated with the issuance of the Commercial Paper and (III) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market); and

            (ii) with respect to any Disbursement funded by the Alternate Lender or to the extent that a Disbursement held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Disbursement Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus three tenths of one percent (0.30%) per annum; provided, however, that, if the Alternate Lender shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding a Disbursement are not available to such Lender in the London interbank market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to a Disbursement; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for a Disbursement does not cover the funding cost to the Lender of making or maintaining the Disbursement, then the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Base Rate; provided, further, however that if, in the Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain Disbursements based upon LIBOR, the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such determination and, effective as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Base Rate.

      (b) with respect to Obligations which are Fixed Rate Notes, the interest rate set forth in each such Obligation, which interest rate shall be as approved by the Secretary as reasonable pursuant to Section 1104A (b)(5) of the Act.

      "Authorization Agreement" means the Authorization Agreement, Contract No. MA-13504, dated the Closing Date, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States of America to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

      "Authorized Newspapers" means THE WALL STREET JOURNAL and THE JOURNAL OF COMMERCE, or if either ceases to exist, then in such other newspapers as the Secretary may designate and a newspaper printed in English, approved by the Secretary and of general circulation in Baltimore, Maryland.

      "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; or

            (b) one-half of one percent (0.50%) per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent, to the next higher one-fourth of one percent.

      "Borrower" means the Shipowner.

      "Business Day" shall mean any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London and New York City are open for domestic and foreign exchange business.

      "Cede" means Cede & Company.

      "Certificate Authorizing Disbursement" shall mean, with respect to a Disbursement, the United States Certificate Authorizing Disbursement substantially in the form set forth in Annex A to the Credit Agreement.

      "Closing Date" means April 9, 1999.

      "Commercial Paper" shall have the meaning set forth in clause (a)(i)of the definition of Applicable Interest Rate herein.

      "Construction Contract" means that certain Semi-Submersible Drilling Vessel Construction Contract (Hull No.1828), dated April 9, 1998, by and between the Shipowner and the Shipyard, as the same may be amended, modified or supplemented in accordance with the applicable provisions thereof.

      "Construction Period" shall mean the period from the date hereof to the Delivery Date.

      "Construction Period Interest" shall mean all interest that accrues on the Outstanding Principal during the Construction Period.

      "Corporate Trust Office" means the principal corporate trust office of the Indenture Trustee at which, at any time, its corporate trust business shall be principally administered, which office at the date of execution of the Indenture is located at 25 South Charles Street, 16th Floor, Mail Code 101-591, Baltimore, Maryland 21201.

      "CP Rate" shall have the meaning set forth in clause (a)(i) of the definition of Applicable Interest Rate herein.

      "Credit Agreement" or "Agreement" shall mean the Credit Agreement, dated as of the Closing Date, among the Shipowner, the Lenders, and the Agents, including any Exhibit, Annex, or other attachment thereto, as the same may be amended, modified or supplemented.

      "Credit Facility" shall have the meaning set forth in Whereas Clause (A) of the Credit Agreement.

      "DTC" means The Depository Trust Company.

      "Definitive Obligation" has the meaning specified in Article Sixth, paragraph (aa) of the Special Provisions of the Indenture.

      "Delivery Date" means the date on which the Vessel is delivered to and accepted by the Shipowner.

      "Depreciated Actual Cost" means the depreciated actual cost of the Vessel as determined and re-determined by the Secretary pursuant to Sections 1101(g) and 1104(b)(2) of the Act.

      "Disbursement" shall have the meaning set forth in Section 2.03 of the Credit Agreement.

      "Disbursement Date" shall mean, in relation to any Disbursement, the Business Day on which the Lender shall make such Disbursement.

      "Dollars," "U.S. Dollars," "U.S.D.," "U.S.$" or "$" shall mean the lawful currency of the United States of America.

      "Facility Agent" means CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternative Lender (and their respective successors and assigns), and its permitted successors and assigns.

      "Final Disbursement Date" shall have the meaning set forth in Section 2.02 of the Credit Agreement.

      "Fixed Rate Note" shall mean an Obligation substantially in the form of
Exhibit 3 to the Indenture, appropriately completed.

      "Floating Rate Note" shall mean the Obligation substantially in the form of Exhibit 2 to the Indenture, appropriately completed.

      "Global Obligation" has the meaning specified in Article Sixth, paragraph
(aa) of the Special Provisions of the Indenture.

      "Governmental Authority" shall mean the government of any country, any agency, department or other administrative authority or instrumentality thereof, and any local or other governmental authority within any such country.

      "Guarantee" or "Guarantees" means the guarantee of an Obligation by the United States of America pursuant to Title XI of the Act, as provided in the Authorization Agreement.

      "Guarantee Commitment" means the Commitment to Guarantee Obligations, Contract No. MA-13509, dated as of the Closing Date, executed by the Secretary and accepted by the Shipowner with respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

      "Guarantee Fees" shall mean the amounts described in the Guarantee Commitment payable in consideration for the commitment therein described and payable as provided in such Guarantee Commitment.

      "Holder" means the holder of an Obligation.

      "Indenture" means the Trust Indenture dated as of the Closing Date, between the Shipowner and the Indenture Trustee, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

      "Indenture Default" has the meaning specified in Article VI of Exhibit 1 to the Indenture.

      "Indenture Trustee" means FMB Trust Company, National Association, a national banking association, and any successor trustee permitted under the Indenture.

      "Interest Payment Date" means, with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable, which are February 15 and August 15 of each year, beginning on August 15, 1999, and the date of any prepayment of any Obligation.

      "Interest Period" shall mean, with respect to any Disbursement, (i) the period commencing on the Disbursement Date and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date.

      "Lender" shall mean shall mean either the Primary Lender or the Alternate Lender, as the case may be, depending on which of the two parties made or will make the relevant disbursement of funds under the Credit Agreement; provided, however, that if the Primary Lender assigns its rights under the Credit Agreement to the Alternate Lender, the term "Lender," shall mean only the Alternate Lender, CITIBANK, N.A., a national banking association, and its successors and assigns.

      "Letter of Representations" means the Letter of Representations between the Shipowner and the Indenture Trustee and other documentation necessary or desirable to effectuate the issuance of the Fixed Rate Notes as Global Obligations.

      "LIBOR" shall mean, in relation to any Interest Period, the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of CITIBANK, N. A., at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period.

      "Make-Whole Premium" means an amount equal to the excess, if any, between
(i) the sum of the respective Payment Values of each Prospective Payment, over
(ii) 100% of the aggregate principal amount being prepaid on the Redemption
Date.

      "Make-Whole Premium Determination Date" means the second Business Day before the applicable Redemption Date.

      "Maturity" when used with respect to any Obligation, means the date on which the principal of, or interest on, such Obligation becomes due and payable as therein provided, whether on a Payment Date, at the Stated Maturity or by prepayment, repayment, redemption or declaration of acceleration or otherwise.

      "Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13506, between the Shipowner and the Secretary, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

      "Note" shall mean a Floating Rate Note or a Fixed Rate Note.

      "Obligation" or "Obligations" shall mean the Floating Rate Note or Fixed Rate Note(s) of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

      "Obligation Owners" has the meaning specified in Article Sixth, paragraph
(aa) of the Special Provisions of the Indenture.

      "Obligation  Register"  has the  meaning  specified  in Section  2.10 of
Exhibit 1 to the Indenture.

      "Obligee" means each Holder.

      "Original Principal Amount" shall mean the maximum principal amount of the Obligations.

      "Officer's Certificate" means a certificate conforming to Section 1.02 of
Exhibit 1 to the Indenture and signed by a Responsible Officer of the Person giving such certificate.

      "Opinion of Counsel" means an opinion of counsel conforming to Section
1.02 of Exhibit 1 to the Indenture.

      "Outstanding," when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except:

      (1)   Obligations Retired or Paid; and
      (2) Obligations in lieu of which other Obligations have been issued under the Indenture.

For the purposes of Articles VI and X of Exhibit 1 to the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations have taken any Act of Obligees required or permitted by the Indenture, Obligations owned by the Shipowner or by any Affiliate of the Shipowner (excluding (a) Obligations held by an Affiliate of the Shipowner when such Affiliate is acting in a fiduciary capacity if it is established to the satisfaction of the Indenture Trustee that neither the Shipowner nor another Affiliate has a beneficial interest therein and (b) Obligations pledged in good faith by the Shipowner or by any Affiliate of the Shipowner, if the pledgee (i) is not an Affiliate of the pledgor and (ii) establishes to the satisfaction of the Indenture Trustee that the pledgee has the right to vote such Obligations) shall be disregarded and deemed not to be Outstanding; PROVIDED HOWEVER THAT, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees, only Obligations which the Indenture Trustee has actual knowledge are so owned shall be so disregarded and deemed not to be Outstanding. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture.

      "Outstanding Principal" shall have the meaning set forth in Section 2.01 of the Credit Agreement.

      "Paying Agent" means any bank or trust company having the qualifications set forth in clauses (1), (3), (4) and (5) of Section 7.02(a) of Exhibit 1 to the Indenture, which shall be appointed by the Shipowner in accordance with
Section 4.02 of Exhibit 1 to the Indenture to pay the principal of (and premium, if any) or interest on the Obligations on behalf of the Shipowner.

      "Payment Date" shall mean February 15 and August 15 of each year, beginning on February 15, 2001.

      "Payment Default" has the meaning specified in Section 6.01(a) of
Exhibit 1 to the Indenture.

      "Payment Value" of each Prospective Payment shall be determined by discounting such Prospective Payment at the Reinvestment Rate for the period from the Payment Date on which such Prospective Payment was scheduled to be paid to the applicable Redemption Date.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Place of Payment" means the place at which an Obligation is to be redeemed pursuant to Article III of Exhibit 1 to the Indenture.

      "Principal Office," when used with respect to the Shipowner, means the office of the Shipowner at which, at any particular time, its corporate business is principally administered, which office at the date of execution of the Indenture is located in the British Virgin Islands.

      "Primary Lender" means GOVCO INCORPORATED, a Delaware corporation, and its successors and assigns.

      "Prospective Payment" means, with respect to the Fixed Rate Notes: (i) each scheduled interest payment on each scheduled principal amount to be prepaid; and (ii) the scheduled principal amount to be prepaid.

      "Redeem" means with respect to the redemption of Obligations, to repay or prepay.

      "Redemption" means with respect to the redemption of Obligations, the repayment or prepayment of Obligations as applicable.

      "Redemption Date" means, with respect to any Obligation, a date fixed for the prepayment, repayment or redemption of such Obligation by or pursuant to Article Fourth of the Indenture or Article III of Exhibit 1 to the Indenture.

      "Redemption Price" means, with respect to any Obligation, the price at which an Obligation is to be prepaid, repaid, or redeemed pursuant to Article Fourth of the Indenture or Article III of Exhibit 1 to the Indenture.

      "Reinvestment Rate" means the yield determined by the Indenture Trustee, based on information received from the Holder or calculation agent, to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity. The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available sources of similar market data) at approximately 11:00 a.m. (New York City time) on the Make-Whole Premium Determination Date.

      "Remaining Dollar Years" means the sum of the amounts obtained by multiplying: (i) the amount of each remaining scheduled payment of principal of the Fixed Rate Notes (without giving effect to such Redemption) by (ii) the number of years (rounded to the nearest one-twelfth) which will elapse between the Redemption Date and the Payment Date for such scheduled principal amount.

      "Request" means a written request to a Person for the action therein specified, signed by the Person making such request or a Responsible Officer thereof.

      "Responsible Officer" means (i) in the case of any business corporation, the chairman of the board of directors, the president, any vice-president, the secretary, assistant secretary, the treasurer or assistant treasurer thereof,
(ii) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any vice president, the secretary, the treasurer, any trust officer, any executive, senior, second or assistant vice president or any officer or assistant officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any related matter is referred because of his/her knowledge of and familiarity with the particular subject thereof, (iii) in the case of the Indenture Trustee, any senior trust officer or trust officer, or any vice president associated with the Corporate Trust Office, and (iv) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

      "Retired or Paid," as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if:

            (1) such Obligations shall have been paid in full in immediately available funds;

            (2) such Obligations shall have been cancelled by the Indenture Trustee or shall have been delivered to the Indenture Trustee for cancellation; or

            (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent pursuant to Section 4.02 of Exhibit 1 to the Indenture (or shall have been so held and shall thereafter have been paid to the Shipowner pursuant to Section 4.03 of
                  Exhibit 1 to the Indenture) in trust for the purpose or with irrevocable directions, to apply the same;

PROVIDED THAT, the foregoing definition is subject to the provisions of Section
6.08 of Exhibit 1 to the Indenture.

      "Secretary" means the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration).

      "Secretary's Note" means a promissory note or promissory notes issued and delivered by the Shipowner to the Secretary described in Article Third of the Special Provisions of the Security Agreement and shall also mean any promissory note issued in substitution for and replacement thereof pursuant to the Security Agreement.

      "Secretary's Notice" means a notice from the Secretary to the Indenture Trustee to the effect that (a) a default, within the meaning of Section 1105(b) of the Act, has occurred under a mortgage, loan agreement, or other security agreement that has been entered into between the Secretary, the Shipowner and any other parties in order to protect the interests of the United States of America in connection with the Guarantees, (b) such notice is given for the purposes of Section 6.01(b) of Exhibit 1 to the Indenture in order to protect the security interests of the United States of America under such mortgage, loan agreement or other security agreement, and (c) the Guarantees will terminate upon the expiration of 60 days from the date of such notice if the Indenture Trustee and each Obligee shall have failed to demand payment of the Guarantees as provided in the Indenture, the Guarantees or the Act. Such notice shall be given (i) in writing, by registered mail, return receipt requested, deposited in the United States Mail on the date of such notice and addressed to a Responsible Officer in the Corporate Trust Office of the Indenture Trustee in accordance with the Special Provisions of the Indenture, (ii) by telegram, telex, telecopy or similar means of transmission dispatched on such date and addressed to the Responsible Officer in the Corporate Trust Office of the Indenture Trustee, as aforesaid, and (iii) by collect telephone call made on such date to a Responsible Officer in the Corporate Trust Office of the Indenture Trustee. A Secretary's Notice shall not be deemed to have been given unless it shall have been given in accordance with all the provisions of this definition, and the date of any Secretary's Notice shall be deemed to be the last date on which it is so given pursuant to clauses (i) through (iii) above.

      "Secretary's Supplemental Indenture" means a Supplemental Indenture evidencing the succession, pursuant to Section 6.09 of Exhibit 1 to the Indenture, of the Secretary to the Shipowner, and the assumption by the Secretary of the obligations of the Shipowner under the Indenture.

      "Section 1104" means Section 1104A of the Act, and when used with reference to subsections of Section 1104, means subsections of Section 1104A.

      "Security Agreement" shall mean that certain security agreement, Contract No. MA-13505, dated as of the Closing Date, with respect to the Vessel, executed by the Shipowner and the Secretary relating to the security in respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

      "Shipowner" means PETRODRILL FOUR LIMITED, a British Virgin Islands international business company, and subject to the provisions of Sections 6.09,
8.01 and 8.02 of Exhibit 1 to the Indenture, shall also include its successors and assigns.

      "Shipyard" or "Shipbuilder" means TDI-Halter, Limited Partnership, a Louisiana limited partnership.

      "Stated Maturity," when used with respect to any Obligation, means the date determinable as set forth in such Obligation as the final date on which the principal of such Obligation is due and payable, which shall include, without limitation, each of the Payment Dates.

      "Supplemental Indenture" shall mean any indenture supplement to the Indenture entered into pursuant to Article X thereof.

      "Title XI" means Title XI of the Act.

      "Title XI Reserve Fund and Financial Agreement" means that certain Title XI Reserve Fund and Financial Agreement, Contract No. MA-13513, dated as of the Closing Date, executed by the Shipowner and the Secretary, as amended, modified or supplemented in accordance with the applicable provisions thereof.

      "United States" means the United States of America.

      "Vessel" means the Shipowner's dynamic positioned semi-submersible drilling rig to be named the AMETHYST 4 and constructed by TDI-Halter, Limited Partnership in accordance with the Construction Contract, including all work and material heretofore or hereafter performed upon or installed in or placed on board such Vessel, together with related appurtenances, additions, improvements, and replacements.

      "Weighted Average Life to Final Maturity" means the number of years (rounded up to the nearest one-twelfth of a year) obtained by dividing: (i) the then Remaining Dollar Years by (ii) the total amount of the then remaining aggregate unpaid principal amount of such Fixed Rate Notes (without giving effect to the subject Redemption).